Exhibit 3.3

ROGUE BARON PLC

ARTICLES OF ASSOCIATION

adopted by special resolution of the Company on 19 January 2021

CONTENTS
CLAUSE	PAGE

1 GENERAL	1
2 INTERPRETATION	1
3 LIABILITY OF MEMBERS	4
4 CHANGE OF NAME	4
5 SHARE CAPITAL	4
5.1 Allotment of shares	4
5.2 Power to attach rights to new shares	4
5.3 Redeemable shares	5
5.4 Payment of commission	5
5.5 Trusts not recognised	5
6 VARIATION OF RIGHTS	5
7 SHARE CERTIFICATES	5
7.1 Uncertificated Shares	5
7.2 Conversion	6
7.3 Registration of Shares	6
7.4 Certificated and Uncertificated Shares	6
7.5 Member’s right to share certificates and time for delivery	6
7.6 Sealing of share certificates	6
7.7 Cost of certificates	6
7.8 Issue of a new certificate in the place of one damaged lost or destroyed	7
8 CALLS ON SHARES	7
8.1 Calls	7
8.2 Liability of joint holders of shares	7
8.3 Instalments to be treated as calls and power to differentiate	7
8.4 When interest on calls or instalment payable	7
8.5 Payment of calls in advance	7
8.6 Sums due on allotment to be treated as calls	8
8.7 Power to make calls if uncalled capital included in mortgage	8

9 FORFEITURE OF SHARES	8
9.1 If call or instalment not paid notice may be given	8
9.2 Form of notice	8
9.3 If notice not complied with shares may be forfeited	8
9.4 Forfeited shares to become the property of the Company	9
9.5 Directors’ power to annul forfeiture	9
9.6 Arrears to be paid notwithstanding forfeiture	9
9.7 Statutory declaration by Director as to forfeiture	9
10 LIEN ON SHARES	9
10.1 Company’s lien on shares	9
10.2 Enforcement of lien by sale	9
10.3 Application of proceeds of sale	9
10.4 Validity of sale for enforcing lien	10
11 TRANSFER OF SHARES	10
11.1 Uncertificated Shares	10
11.2 Form of transfer	10
11.3 Directors power to refuse registration of transfers	10
11.4 Registration of transfers	11
11.5 No fees on registration	11
11.6 Retention of instruments of transfer	11
11.7 Destruction of transfers and other documents	11
12 TRANSMISSION OF SHARES	12
12.1 Representatives of interest of deceased members	12
12.2 Election in case of death or bankruptcy of member	12
12.3 Rights as to dividends and voting	13
13 FRACTIONAL ENTITLEMENTS	13
14 REDUCTION AND CANCELLATION OF CAPITAL	13
14.1 Reduction of capital	13
14.2 Cancellation of capital	13

15 PURCHASE OF OWN SHARES	13
16 GENERAL MEETINGS	14
16.1 When annual general meetings to be held	14
16.2 When general meetings to be called	14
17 NOTICE OF GENERAL MEETINGS	14
17.1 Notice of meetings	14
17.2 Electronic communication	14
17.3 Notice of a meeting on a website	15
17.4 Omission to send notice	15
17.5 Meetings at short notice	15
17.6 Proxies	15
18 BUSINESS OF GENERAL MEETINGS	15
18.1 Business of annual general meeting	15
18.2 Special notice of a resolution	16
19 PROCEEDINGS AT GENERAL MEETINGS	16
19.1 Quorum	16
19.2 Proceedings if quorum not present	16
19.3 Chairman	16
19.4 Power to adjourn meetings	17
19.5 When notice of adjourned meeting to be given	17
19.6 Accommodation of members at meeting	17
19.7 Security	17
19.8 Demand for poll	18
19.9 Evidence of passing of resolution	18
19.10 Poll demanded by proxy	18
19.11 How poll to be taken	18

20 VOTING	19
20.1 Votes of members	19
20.2 Joint owners	19
20.3 When members not to vote	19
20.4 Votes may be given personally or by proxy	20
20.5 Appointment of proxy	20
20.6 Deposit of proxy forms	20
20.7 Validity of proxy form	21
20.8 When votes by proxy valid though authority revoked	21
20.9 Corporations acting by representatives	21
20.10 Objections to and error in voting	21
20.11 Amendments to resolutions	21
21 CLASS MEETINGS	22
22 DIRECTORS AND OTHER OFFICERS	22
22.1 Number of Directors	22
22.2 Fees of Directors	23
22.3 Travelling and hotel expenses and special remuneration	23
22.4 Qualification of Directors and attendance at meetings	23
22.5 Directors’ power to fill casual vacancies	23
23 ALTERNATE DIRECTORS	23
23.1 Appointment and revocation	23
23.2 Alternate to be responsible for his own acts	24
23.3 Remuneration of alternate	24
24 MANAGING AND EXECUTIVE DIRECTORS	25
24.1 Appointment	25
24.2 Remuneration of Directors	25
24.3 Powers	25

25 POWERS AND DUTIES OF DIRECTORS	25
25.1 Directors to manage and control the business of the Company	26
25.2 Directors’ power to award pensions	26
25.3 Director may hold office of profit under and may contract with Company	26
25.4 Declaration of an interest in a proposed transaction	28
25.5 Declaration of an interest in an existing transaction or arrangement	28
25.6 Conflict of interests	29
25.7 Exercise of voting powers	30
25.8 Directors may join boards of other companies	31
25.9 Power to authorise signatures and acceptances	31
25.10 Overseas branch register	31
26 LOCAL MANAGEMENT	31
26.1 General	31
26.2 Local board and delegation of powers	31
26.3 Power to appoint attorney	31
26.4 Sub-delegation of powers	32
27 BORROWING POWERS	32
27.1 Power to borrow money	32
28 DISQUALIFICATION OF DIRECTORS	32
28.1 Office of Director to be vacated	32
28.2 Prior acts	33
29 RETIREMENT ELECTION AND APPOINTMENT OF DIRECTORS	33
29.1 Rotation and retirement of Directors	33
29.2 Meeting to fill vacancies	33
29.3 Retiring Director to remain in office until successor appointed	33
29.4 Appointment of Directors to be voted on individually	33
29.5 Notice requirements for Director’s appointment	33
29.6 Power to increase or reduce the number of Directors	34
29.7 Power to remove Director	34
29.8 Power to appoint Director in place of one removed	34
29.9 Associate directors	34

30 PROCEEDINGS OF DIRECTORS AND COMMITTEES	34
30.1 Meetings of Directors	34
30.2 Notice of meeting of Directors	35
30.3 Chairman of Board	35
30.4 Directors may act if quorum present	35
30.5 Resolution in writing	35
30.6 Directors may appoint committees	35
30.7 Committees subject to control of Directors	35
30.8 Minutes of proceedings	36
30.9 Defective appointment of Directors not to invalidate their acts	36
31 SECRETARY	36
31.1 Secretary	36
31.2 Assistant Secretary	36
32 RESERVES	37
33 DIVIDENDS	37
33.1 Declaration of dividends	37
33.2 Dividends not to bear interest	37
33.3 Payment of dividends	37
33.4 Dividends to joint holders	37
33.5 Interim dividends	37
33.6 Unclaimed dividends	38
33.7 Entitlement to dividends	38
33.8 Deductions and withholding	38
33.9 Method of payment of dividends	38
33.10 Payment of dividends in specie	39
33.11 Scrip dividend	39

34 CAPITALISATION OF PROFITS AND RESERVES	40
35 RECORD DATES	41
36 ACCOUNTS	41
36.1 Inspection of accounting records and Register	41
36.2 Copy of Reports and Accounts to be sent to members	41
37 SEALS AND AUTHENTICATION OF DOCUMENTS	42
37.1 Common Seal	42
37.2 Official Seal	42
37.3 Official Seal for use abroad	42
37.4 Safe custody of seals	42
37.5 Authentication of documents	42
38 NOTICES	43
38.1 Service of notice on members	43
38.2 Notice binding on transferees etc	43
38.3 When registered address not in the United Kingdom	43
38.4 Evidence of service	43
38.5 Notice to joint holders	43
38.6 Notice in case of death or bankruptcy	44
38.7 Signature on notices	44
38.8 Notice by advertisement	44
39 UNTRACED SHAREHOLDERS	44
40 AUDITORS	45
40.1 Appointment of Auditors	45
40.2 Acts of Auditors valid	45
40.3 Notices to Auditors	45
41 MISCELLANEOUS	45
41.1 Division of assets in specie	45
41.2 Indemnity against claims in result of shares	46
41.3 Indemnity	46
41.4 Insurance	47
41.5 Electronic communications	47
41.6 Joint Holders	48
41.7 Disclosure of interests	48

Company Number: 11726624

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

ROGUE BARON PLC

(the “Company”)

1	GENERAL

No regulations set out in any statute (including any schedule thereto) or in any subordinate legislation shall apply as regulations or articles of association of the Company.

2	INTERPRETATION

2.1	In these Articles the following words and expressions have the following meanings unless the context otherwise requires:

Act: the Companies Act 2006;

address: includes any number or address used for the purposes of sending or receiving documents or information by electronic means;

Appropriate Rate: has the meaning attributed to it in section 592 of the Act;

Auditors: the auditors of the Company from time to time or if the auditors are unable or unwilling to act in connection with the reference in question a chartered accountant nominated by the Directors and engaged on such terms as the Directors acting as agent for the Company and each relevant Member (if any) shall in their absolute discretion see fit;

Board: the Directors or any of them acting as the board of directors of the Company;

Business Day: any day on which banks are open for business in the City of London (other than Saturdays, Sundays or public holidays) and the expression Business Days shall be construed accordingly;

certificated share: a share of the Company which is not an uncertificated share and reference to a share being in certificated form shall be construed accordingly;

clear days: in relation to a period of notice means that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect;

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communication: the meaning ascribed to it by section 15 of the Electronic Communications Act 2000;

Confidential Information: all trade secrets data know how confidential information technical information customer and supplier lists any other proprietary knowledge and other such information (in whatever form held including written oral visual and electronic) which is for the time being not publicly known which is used in or otherwise relates to any part of the Company’s business including (i) any goods manufactured and/or sold or services rendered by the Company (ii) the operations management administration or other financial affairs of the Company (iii) the sale or marketing of any of the goods manufactured and/or sold or services rendered by the Company or (iv) the Company trade marks and the goodwill associated with each or any of them all data formulae techniques trade secrets expertise proprietary knowledge know-how designs drawings recipes specifications instructional materials and other such information of whatever nature used by the Company in connection with its business and all other patents trade marks copyright rights in designs rights in inventions database rights and topography rights (whether or not registered) or applications for any such rights together with the right to apply for registration of such rights together with any rights or types of protection of the same or of a similar nature which may subsist anywhere in the world and in each case for their full term and/or effect which is used in required for or material to the conduct of the Company’s business or which relates to any of the assets of the Company;

Director: a duly appointed director of the Company from time to time;

electronic communications: the meaning ascribed to it by section 15 of the Electronic Communications Act 2000;

holder: in relation to a share means the member whose name is entered in the register as the holder of that share;

member: a holder of a share from time to time;

month: a calendar month;

Office: the registered office of the Company from time to time;

Permitted Sale: has the meaning give in article 20.3.3;

Recognised Investment Exchange: any such exchange as defined in section 285 of the Financial Services and Markets Act 2000 on which the securities of the Company are normally traded;

Recognised Person: a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange each of which terms has the meaning given to it in Part 18 of the Financial Services and Markets Act 2000;

Register: the register of members of the Company (required to be kept pursuant to section 113 of the Act);

Regulations: the Uncertificated Securities Regulations 2001;

Relevant System: a computer-based system and procedures which enable title to units of a security to be evidenced and transferred without a written instrument and which facilitates supplementary and incidental matters in accordance with the Regulations;

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Seal: the common seal of the Company;

Statutes: the Act and every other Act of Parliament and statutory instrument relating to companies and affecting the Company;

Transfer Office: the place where the Register is kept from time to time (subject to the provisions of section 1136 of the Act);

uncertificated share: a share of the Company to which article 7.1 applies and references to a share being in uncertificated form shall be construed accordingly;

United Kingdom: Great Britain and Northern Ireland; and

in writing: written printed typewritten sent or received by facsimile photographed or lithographed or visibly expressed in all or any of these or any other modes of representing or reproducing words.

2.2	In these Articles any reference to:

2.2.1	dividend includes bonus;

2.2.2	the secretary includes (subject to the Statutes) any assistant or deputy secretary of the Company appointed pursuant to these Articles and any person duly appointed by the Directors to perform any of the duties of the secretary of the Company and where two or more persons are duly appointed to act as joint secretaries of the Company includes any one of those persons;

2.2.3	paid up includes credited as paid-up;

2.2.4	a statutory provision includes a reference to the statutory provision as replaced modified or re-enacted from time to time before or after the date of these Articles and any subordinate legislation made under the statutory provision before or after the date of these Articles;

2.2.5	a person includes a reference to an individual body corporate association government state agency of state or any undertaking

(whether or not having a legal personality and irrespective of the jurisdiction in or under the law of which it was incorporated or exists);

2.2.6	these Articles is to these articles of association and a reference to an article is to an article of these Articles in each case as amended from time to time in accordance with the terms of these Articles and the Act; and

2.2.7	where an ordinary resolution of the Company is expressed to be required for any purpose a special resolution is also effective for that purpose.

2.3	The contents table and headings in these Articles are for convenience only and do not affect their interpretation.

2.4	Words importing the singular include the plural and vice versa and words importing a gender include every gender.

2.5	The Contracts (Rights of Third Parties) Act 1999 shall not apply to any rights under these Articles.

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2.6	In these Articles:

2.6.1	powers of delegation shall not be restrictively construed but the widest interpretation shall be given thereto;

2.6.2	the word Board in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more Directors any Director holding executive office and any local or divisional board manager or agent of the Company to which or as the case may be to whom the power in question has been delegated;

2.6.3	no power of delegation shall be limited by the existence or except where expressly provided by the terms of delegation the exercise of that or any other power of delegation; and

2.6.4	except where expressly provided by the terms of delegation the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of power.

3	LIABILITY OF MEMBERS

The liability of the members is limited to the amount if any unpaid on the shares held by them.

4	CHANGE OF NAME

The Company may change its name by resolution of the Board.

5	SHARE CAPITAL

5.1	Allotment of shares

5.1.1	Subject to the provisions of the Statutes regarding pre-emption rights and any resolution of the Company relating thereto or relating to any authority to allot any shares in the Company or grant any right to subscribe for or convert any securities into any shares of the Company, the Directors may allot (with or without conferring a right of renunciation), grant options over offer or otherwise deal with or dispose of shares of the Company to or in favour of such persons on such terms and conditions at a premium or at par and at such times as the Directors think fit.

5.1.2	The Board may at any time after the allotment of a share but before a person has been entered in the Register as the holder of the share recognise a renunciation of the share by the allottee in favour of another person and may grant to an allottee a right to effect a renunciation on such terms and conditions as the Board thinks fit.

5.2	Power to attach rights to new shares

Subject to the provisions of the Statutes any new shares in the capital of the Company may be allotted with such preferential right to dividend and such priority in the distribution of assets or subject to such postponement of dividends or in the distribution of assets and with or subject to such preferential or limited or qualified right of voting at general meetings as the Company may from time to time by ordinary resolution determine or if no such determination be made as the Directors shall determine but so that the rights attached to any shares as a class shall not be varied except with the consent of the holders thereof duly given under the provisions of these Articles.

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5.3	Redeemable shares

The Company may issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or the holder and the Directors may determine the terms conditions and manner of redemption of such shares.

5.4	Payment of commission

In addition to all other powers of paying commissions the Company may exercise the powers conferred by the Statutes of paying commissions to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares in the Company or procuring or agreeing to procure subscriptions whether absolute or conditional for any shares in the Company. Subject to the provisions of the Statutes such commission may be satisfied by payment of cash or (with the sanction of an ordinary resolution of the Company) the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

5.5	Trusts not recognised

Except as required by law and notwithstanding any information received by the Company pursuant to any statutory provision relating to the disclosure of interests in voting shares or otherwise no person shall be recognised by the Company as holding any share upon any trust and (except only as by these Articles or by law otherwise expressly provided or as by statute required or under an order of a court of competent jurisdiction) the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable contingent future or partial interest in any share or any interest in any fraction or part of a share or any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

6	VARIATION OF RIGHTS

6.1	Subject to the provisions of the Statutes if at any time the capital of the Company is divided into different classes of shares all or any of the rights or privileges attached to any class may be varied or abrogated:

6.1.1	in such manner (if any) as may be provided by such rights; or

6.1.2	in the absence of any such provision either with the consent in writing of the holders of at least 75% of the nominal amount of the shares of that class or with the sanction of a special resolution passed at a separate meeting (convened and conducted pursuant to the provisions of article 21) of the holders of the shares of that class but not otherwise.

6.2	The issue of shares ranking pari passu with or subsequent to the shares of any class shall not (unless otherwise expressly provided by these Articles or the rights attached to such last-mentioned shares as a class) be deemed to be a variation of the rights of such shares. A reduction of the capital paid up on any shares of any class will not be deemed to constitute a variation or abrogation of the rights attached to those shares. A purchase or redemption by the Company of any of its own shares in accordance with the provisions of the Statutes and of these Articles shall not be deemed to be a variation of the rights attaching to any shares.

7	SHARE CERTIFICATES

7.1	Uncertificated Shares

Unless otherwise determined by the Board and permitted by the Regulations no person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument by virtue of the Regulations. The Board shall have power to implement any arrangements it may in its absolute discretion think fit in relation to the evidencing of title to and transfer of uncertificated shares (subject always to the Regulations and the facilities and requirements of the Relevant System concerned).

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7.2	Conversion

Conversion of certificated shares into uncertificated shares and vice versa may be made in such manner as the Board may in its absolute discretion think fit (subject always to the Regulations and the facilities and requirements of the Relevant System concerned).

7.3	Registration of Shares

The Company shall enter on the register of members how many shares are held by each member in uncertificated form and in certificated form and shall maintain the register in each case as is required by the Regulations and the Relevant System concerned. Unless the Board otherwise determines holdings of the same holder or joint holders in certificated and uncertificated form shall be treated as separate holdings.

7.4	Certificated and Uncertificated Shares

A class of share shall not be treated as two classes by virtue only of that class comprising both certificated shares and uncertificated shares or as a result of any provision of these Articles or the Regulations which apply only in respect of certificated shares or uncertificated shares.

7.5	Member’s right to share certificates and time for delivery

Subject to the provisions of article 7.1 every member upon becoming the holder of any shares (except a recognised person in respect of whom the Company is not required by law to complete and have ready for delivery a certificate) shall be entitled without payment to one certificate for all the shares of each class held by him (and upon transferring a part of his holding of shares of any class to a certificate for the balance of such holding) or several certificates each for one or more of his shares upon payment for every certificate after the first of such reasonable sum as the Board may from time to time determine. Every certificate shall be executed in such manner as the Board may approve and shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up thereon. The Company shall not be bound to issue more than one certificate for shares held jointly by several persons and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them. Shares of different classes may not be included in the same certificate.

7.6	Sealing of share certificates

Every certificate for shares or debentures shall be issued under the Seal under the official seal kept by the Company by virtue of section 45 of the Act or in such other manner as the Board may approve from time to time.

7.7	Cost of certificates

Every member shall be entitled without charge to one certificate for all his shares and when the capital of the Company is divided into different classes of shares to one certificate for all his shares in each class PROVIDED THAT in the case of any share registered in the names of two or more persons the Company shall not be bound to issue more than one certificate in respect thereof to all the joint holders and delivery of such certificate to any one of them shall be sufficient delivery to all. Where a member (other than a Recognised Person) transfers part of the shares to which any certificate relates he shall be entitled to a certificate for the balance thereof without charge. Every certificate shall specify the number and class and distinguishing numbers (if any) of the shares to which it relates and the amount paid up thereon.

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7.8	Issue of a new certificate in the place of one damaged lost or destroyed

If any certificate is damaged or defaced then upon delivery thereof to the Directors they may order the same to be cancelled and may issue a new certificate in lieu thereof. If any certificate be lost stolen or destroyed then upon such indemnity (with or without security) as the Directors deem adequate being given a new certificate in lieu thereof shall be given to the party entitled to such lost stolen or destroyed certificate. Every certificate issued under this article 7.8 shall be issued without payment but there shall be paid to the Company a sum equal to any exceptional out of pocket expenses incurred by the Company in preparing any such indemnity and/or security referred to in this article 7.8.

8	CALLS ON SHARES

8.1	Calls

The Directors may subject to the provisions of these Articles and to any relevant terms of allotment thereof from time to time make such calls as they think fit upon the members in respect of all moneys unpaid on the shares held by them respectively (whether in respect of nominal value or a premium). Each member shall subject to being given fourteen (14) days’ notice at least of each call pay the amount of each call so made on him to the person and at the time and place specified by the Directors in such notice. A call may be made payable by instalments. A call shall be deemed to have been made as soon as the resolution of the Directors authorising such call shall have been passed. A call may be revoked or postponed in whole or in part as the Directors may determine. A person on whom a call is made remains liable to pay the amount called despite the subsequent transfer of the share in respect of which the call is made.

8.2	Liability of joint holders of shares

The joint holders of a share shall be jointly and severally liable for payment of all instalments and calls in respect thereof and any one of such persons may give effectual receipts for any return of capital payable in respect of such share.

8.3	Instalments to be treated as calls and power to differentiate

If by the terms of any prospectus, admission document or any other document relating to an issue of shares in the Company or by the conditions of allotment any amount is payable in respect of any shares by instalments every such instalment shall be payable as if it were a call duly made by the Directors of which due notice had been given. The Directors may on the issue of shares differentiate between the holders as to the amount of calls to be paid and the times of payment.

8.4	When interest on calls or instalment payable

If the call or instalment payable in respect of any share is not paid on or before the day appointed for payment thereof the person from whom the amount of the call or instalment is due shall pay interest on the unpaid amount at such rate as may be fixed by the terms of allotment of the share or if no rate is fixed at the Appropriate Rate from the time appointed for payment thereof until the actual payment thereof and shall not receive any dividend in respect of the amount unpaid. The Board may waive payment of the interest in whole or in part.

8.5	Payment of calls in advance

The Directors may if they think fit receive from any member willing to advance the same all or any part of the money unpaid upon the shares held by him beyond the sums actually called up; and upon the money paid in advance or so much thereof as from time to time exceeds the amount of the calls then made upon the shares in respect of which such advance shall have been made the Company may pay interest at such rate (not exceeding without the sanction of the Company given by ordinary resolution the Appropriate Rate) as the member paying such sum in advance and the Directors agree upon. A payment in advance of calls extinguishes to the extent of the payment the liability of the member on the shares in respect of which it is made.

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8.6	Sums due on allotment to be treated as calls

Any sum which by or pursuant to the terms of allotment of a share becomes payable on allotment or at any fixed date whether on account of the nominal value of the share or by way of premium shall for the purposes of these Articles be deemed to be a call duly made and payable on the date on which by or pursuant to the terms of allotment the same becomes payable and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

8.7	Power to make calls if uncalled capital included in mortgage

If any uncalled capital of the Company is included in or charged by any mortgage charge or other security the Directors may delegate to the person in whose favour such mortgage charge or security is executed or to any other person in trust for him the power to make calls on the members in respect of such uncalled capital and to sue in the name of the Company or otherwise for the recovery of moneys becoming due in respect of calls so made and to give valid receipts for such moneys. The power so delegated may (if expressed so to be) be assignable.

9	FORFEITURE OF SHARES

9.1	If call or instalment not paid notice may be given

If any member fails to pay the whole or any part of any call or instalment on or before the day appointed for the payment thereof the Directors may at any time thereafter during such time as the call or instalment or any part thereof remains unpaid serve a notice on such member or on a person entitled by transmission to the relevant share requiring him to pay such call or such part thereof as remains unpaid together with any interest that may have accrued thereon and all costs charges and expenses incurred by the Company by reason of such non-payment.

9.2	Form of notice

The notice shall name the day (not being less than fourteen (14) days after the date of service of the notice) on and the place at which such call or instalment (or such part thereof as remains unpaid) and such interest costs charges and expenses as aforesaid are to be paid. The notice shall also state that in the event of non-payment at or before the time and at the place appointed the shares in respect of which the call was made or instalment is payable will be liable to be forfeited.

9.3	If notice not complied with shares may be forfeited

If the requirements of any such notice as aforesaid are not complied with any shares in respect of which such notice shall have been given may at any time thereafter and before payment of all calls or instalments interest and expenses due in respect thereof be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared or other amounts payable in respect of the forfeited shares and not actually paid before the forfeiture. The Directors may accept the surrender of any shares liable to be forfeited hereunder and in such case references in these Articles to forfeiture shall include surrender.

9.4	Forfeited shares to become the property of the Company

When any share has been forfeited in accordance with these Articles notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share or the person entitled by transmission to the share; but no forfeiture shall be in any manner invalidated by any omission or neglect to give notice as aforesaid. Subject to the provisions of the Statutes any share so forfeited and the rights attaching to it shall be deemed to be the property of the Company no voting rights shall be exercised in respect thereof and the Directors may within three (3) years of such forfeiture sell re-allot or otherwise dispose of the same in such manner as they think fit either to the person who was before the forfeiture the holder thereof or to any other person and either with or without any past or accruing dividends and in the case of re-allotment with or without any money paid thereon by the former holder being credited as paid-up thereon. The Directors may if necessary authorise some person to execute a transfer of a forfeited share to any such other person as aforesaid. Any share not disposed of in accordance with the foregoing within a period of three (3) years from the date of its forfeiture shall thereupon be cancelled in accordance with the provisions of the Statutes.

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9.5	Directors’ power to annul forfeiture

The Directors may at any time before any share so forfeited shall have been cancelled or sold re-allotted or otherwise disposed of annul the forfeiture upon such conditions as they think fit.

9.6	Arrears to be paid notwithstanding forfeiture

A member whose shares have been forfeited shall thereupon cease to be a member in respect of such shares but shall nevertheless remain liable to pay (and shall forthwith pay) to the Company all calls instalments interest costs charges and expenses owing upon or in respect of such shares at the time of forfeiture together with interest thereon from the time of forfeiture until payment at such rate as may be fixed by the terms of allotment of the shares or if no rate is so fixed at the Appropriate Rate and the Directors may enforce payment thereof if they think fit without any allowance for the value of the shares at the time of forfeiture.

9.7	Statutory declaration by Director as to forfeiture

A statutory declaration in writing that the declarant is a Director or the secretary of the Company and that a share has been duly forfeited in pursuance of these Articles and stating the time when it was forfeited shall as against all persons claiming to be entitled to the share be conclusive evidence of the facts therein stated and such declaration together with in the case of certificated shares a duly sealed certificate of proprietorship of the share delivered to a purchaser or allotted thereof shall (subject to the execution of any necessary transfer) constitute a good title to the share and the new holder thereof shall not be bound to see to the application of the purchase money if any nor shall his title to the share be affected by any omission irregularity or invalidity in or relating to or connected with the proceedings in reference to the forfeiture sale re-allotment or disposal of the share.

10	LIEN ON SHARES

10.1	Company’s lien on shares

The Company shall have a first and paramount lien and charge upon all the shares other than fully paid-up shares registered in the name of each member (whether solely or jointly with other persons) for any amount payable in respect of such shares whether the time for payment thereof shall have actually arrived or not and such lien shall extend to all dividends from time to time declared or other moneys payable in respect of such shares. Unless otherwise agreed the registration of a transfer of shares shall not operate as a waiver of the Company’s lien if any on such shares.

10.2	Enforcement of lien by sale

For the purpose of enforcing such a lien the Directors may sell all or any of the shares subject thereto in such manner as they think fit but no such sale shall be made until such time for payment referred to in article 10.1 shall have arrived and until notice in writing stating and demanding payment of the sum payable and giving notice of the intention to sell in default of such payment shall have been served in such manner as the Directors shall think fit on such member (or to a person entitled by transmission to the shares) and default shall have been made by him in the payment of such amounts payable for seven (7) days after such notice.

10.3	Application of proceeds of sale

The net proceeds of any such sale after payment of the costs thereof shall be applied by the Company in or towards satisfaction of such part of the amount in respect of which the lien exists as is presently payable. The residue if any shall (on surrender to the Company for cancellation of the certificate for the shares sold or the provision of an indemnity (with or without security) as to any lost or destroyed certificate required by the Board and subject to a like lien for sums not presently payable upon the share before the sale) be paid to the member or the person (if any) entitled by transmission to the shares.

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10.4	Validity of sale for enforcing lien

Upon any sale for enforcing any lien in purported exercise of the powers hereinbefore given the Directors may in the case of certificated shares nominate some person to execute a transfer of the shares sold in the name and on behalf of the registered holder or the person entitled by transmission to the shares and may in any case cause the name of the purchaser to be entered in the Register in respect of the shares sold and the purchaser shall not be bound to see to the regularity of the proceedings or to the application of the purchase money and after his name has been entered in the Register in respect of such shares the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

11	TRANSFER OF SHARES

11.1	Uncertificated Shares

All transfers of uncertificated shares shall be made in accordance with and be subject to the Regulations and the facilities and requirements of the Relevant System concerned and subject thereto in accordance with any arrangements made by the Board pursuant to article 7.1.

11.2	Form of transfer

All transfers of certificated shares may be effected by transfer in writing in any usual or common form or in any other form acceptable to the Directors. The instrument of transfer shall be signed by or on behalf of the transferor and (except in the case of fully paid shares) by or on behalf of the transferee. The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register in respect thereof.

11.3	Directors power to refuse registration of transfers

The Directors may in their absolute discretion (but subject to any rules or regulations of the Recognised Investment Exchange or any rules published by the Financial Conduct Authority applicable to the Company from time to time) and without assigning any reason therefor refuse to register any transfer of shares or renunciation of a renounceable letter of allotment:

11.3.1	unless all of the following conditions are satisfied:

11.3.1.1	it is in respect of a fully paid share;

11.3.1.2	it is in respect of a share on which the Company does not have a lien;

11.3.1.3	it is in respect of only one class of share;

11.3.1.4	it is in favour of a single transferee or renouncee or not more than four joint holders as transferees or renouncees;

11.3.1.5	it is duly stamped or duly certified or otherwise shown to the satisfaction of the Board to be exempt from stamp duty;

11.3.1.6	the conditions referred to in article 11.4 have been satisfied in respect thereof;

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11.3.2	(subject to article 20.3.3) the transferor or renouncer of which or any person appearing to be interested in which has been duly served with but is in default in complying with a statutory notice as described in article 20.3.1.2 PROVIDED ALWAYS THAT this article 11.3.2 shall not apply in respect of a transfer or renunciation (i) which is a Permitted Sale or (ii) of shares by a transferor or renouncer whose holding of shares immediately prior to the proposed transfer represents less than 0.25% of the shares of the relevant class; or

11.3.3	in respect of a transfer of uncertificated shares in such other circumstances (if any) as may be permitted by the Regulations and the requirements of the Relevant System concerned and if the Directors refuse to register a transfer or renunciation they shall within two (2) months after the date on which in the case of certificated shares the transfer or renunciation was lodged with the Company send to the transferee or renouncee notice of the refusal or in the case of uncertificated shares the date on which the appropriate instruction was received by or on behalf of the Company in accordance with the facilities and requirements of the relevant system.

11.4	Registration of transfers

Every instrument of transfer must be left at the Transfer Office (or at such other place as the Directors may from time to time determine) to be registered accompanied by the relevant share certificate(s) (save in the case of a Recognised Person where a share certificate has not been issued in respect of the shares in question or in the case of a renunciation) and such other evidence as the Directors may reasonably require to prove the title of the transferee or renouncer and the due execution by him or his duly authorised agent of the transfer or renunciation. Thereafter the Directors subject to the power vested in them by articles 11.1 to 11.3 shall register the transferee or renouncer as the holder.

11.5	No fees on registration

No fee shall be chargeable by the Company for registering any transfer renunciation of a renounceable letter of allotment probate letters of administration certificate of marriage or death power of attorney or other document relating to or affecting the title to any shares or the right to transfer the same or otherwise for making any entry in the Register.

11.6	Retention of instruments of transfer

All instruments of transfer which are registered shall subject to article 11.7.1 be retained by the Company but any instrument of transfer which the Directors may refuse to register shall (except in the case of suspected fraud) be returned to the person depositing the same.

11.7	Destruction of transfers and other documents

11.7.1	The Company shall be entitled to destroy:

11.7.1.1	all instruments of transfer (including a document constituting the renunciation of an allotment of shares) which have been registered at any time after the expiration of six (6) years from the date of registration thereof;

11.7.1.2	all dividend mandates and any variations or cancellations thereof and all notifications of change of address at any time after the expiration of two (2) years from the date of recording thereof;

11.7.1.3	all share certificates which have been cancelled at any time after the expiration of one (1) year from the date of such cancellation; and

11.7.1.4	any other document on the basis of which any entry in the Register has been made at any time after the expiration of six (6) years from the date on which an entry in the Register was first made in respect of it

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PROVIDED ALWAYS THAT any such instrument mandate variation cancellation notification certificate or other document may be destroyed before the expiration of the relevant period as aforesaid if an accurate complete and legible copy thereof is retained on microfilm or any other mechanical or electronic method of recording and maintaining such copies.

11.7.2	It shall conclusively be presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of a document so destroyed was duly and properly made that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered that every share certificate so destroyed was a valid and effective document duly and properly cancelled that every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company PROVIDED ALWAYS THAT:

11.7.2.1	the provisions aforesaid shall apply only to the destruction of a document effected in good faith and without express notice to the Company of any claim (regardless of the parties thereto) to which the document might be relevant;

11.7.2.2	nothing contained in this article 11.7 shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) above are not fulfilled; and

11.7.2.3	references in this article 11.7 to the destruction of a document include references to the disposal thereof in any manner.

12	TRANSMISSION OF SHARES

12.1	Representatives of interest of deceased members

The executors or administrators of a deceased member (not being one of two or more joint holders) shall be the only persons recognised by the Company as having any title to shares held by him alone; but in the case of shares held by more than one person the survivor or survivors only shall be recognised by the Company as being entitled to such shares. Nothing in this article 12.1 shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share solely or jointly held by him.

12.2	Election in case of death or bankruptcy of member

Any person becoming entitled to a share in consequence of the death or bankruptcy of any member may upon such evidence being produced as may be required by the Directors elect either to be registered as a member (in respect of which registration no fee shall be payable) by giving notice in writing to that effect or without being so registered execute a transfer to some other person who shall be registered as a transferee of such share and the execution of such a transfer shall signify his election as aforesaid; but the Directors shall in either case have the like power of declining or refusing to register such transfer as is provided with respect to any other transfer. The Directors may at any time give notice requiring any such person to elect as aforesaid and if such notice is not complied with within sixty (60) days the Directors may thereafter withhold payment of all dividends and other moneys payable in respect of such share until compliance therewith.

12.3	Rights as to dividends and voting

Any person becoming entitled to a share in consequence of the death or bankruptcy of any member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share except that he shall not unless and until he is registered as a member in respect of the share be entitled in respect of it to receive notices of or to exercise or enjoy any right or privilege conferred by membership in relation to meetings of the Company.

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13	FRACTIONAL ENTITLEMENTS

Subject to any direction by the Company in general meeting whenever as the result of any consolidation and division or sub-division of shares members of the Company are entitled to any shares of the Company in fractions the Directors may deal with such fractions as they shall determine and in particular may:

13.1	sell the shares to which members are so entitled in fractions for the best price reasonably obtainable and pay and distribute to and amongst the members entitled to such shares in due proportions the net proceeds of the sale thereof provided always that where a member is entitled to net proceeds of sale of less than £5 (or such other amount as the Board having regard to any relevant requirement of the Recognised Investment Exchange in relation thereto may determine) they will not be distributed as aforesaid but will be retained for the benefit of the Company. For the purpose of giving effect to any such sale the Directors may in the case of certificated shares nominate some person to execute a transfer of the shares or in the case of uncertificated shares nominate some person to transfer such shares on behalf of the members so entitled to the purchaser thereof and may cause the name of the purchaser to be entered in the Register as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale; or

13.2	subject to the Statutes issue to a member credited as fully paid by way of capitalisation the minimum number of shares required to round up his holding of shares to a number which following consolidation and division or sub-division leaves a whole number of shares (such issue being deemed to have been effected immediately before consolidation or subdivision as the case may be). The amount required to pay up those shares may be capitalised as the Board thinks fit out of amounts standing to the credit of reserves (including a share premium account capital redemption reserve and profit and loss account) whether or not available for distribution and applied in paying up in full the appropriate number of shares. A resolution of the Board capitalising part of the reserves has the same effect as if the capitalisation had been declared by ordinary resolution of the Company pursuant to article 34. In relation to the capitalisation the Board may exercise all the powers conferred on it by article 34 without an ordinary resolution of the Company.

14	REDUCTION AND CANCELLATION OF CAPITAL

14.1	Reduction of capital

The Company may from time to time by special resolution reduce its share capital any capital redemption reserve and any share premium account in any manner authorised and with and subject to any incident prescribed or allowed by the Statutes and the rights attached to existing shares.

14.2	Cancellation of capital

The Company may by ordinary resolution cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the nominal value of the shares so cancelled.

15	PURCHASE OF OWN SHARES

The Company may purchase its own shares (including any redeemable shares) but so that no such purchase shall take place save in accordance with the Statutes.

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16	GENERAL MEETINGS

16.1	When annual general meetings to be held

A general meeting shall be held in every year as the annual general meeting of the Company (and specified as such in the notice convening the meeting) at such time (within a period of not more than six (6) months beginning with the day following the Company’s accounting reference date) and place as may be determined by the Directors. The general meetings referred to in this article 16.1 shall be called annual general meetings. All other general meetings shall be called general meetings.

16.2	When general meetings to be called

The Directors may call a general meeting whenever they think fit and shall in any event do so when and in the manner required by the Act. General meetings shall also be convened on such requisition or in default may be convened by requisitionists as provided by the Statutes. If at any time there are not within the United Kingdom sufficient Directors capable of acting to form a quorum for a meeting of the Directors any Director or any two members of the Company may convene a general meeting in the same manner as nearly as possible as that in which general meetings may be convened by the Directors.

17	NOTICE OF GENERAL MEETINGS

17.1	Notice of meetings

17.1.1	An annual general meeting shall be called by not less than twenty one (21) days’ notice in writing and all other general meetings shall be called by not less than fourteen (14) days’ notice in writing (or such shorter period as the Act permits). The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given and shall specify the place the day and hour of meeting. The notice shall be given to the members (other than those who under the provisions of these Articles or the terms of issue of the shares they hold are not entitled to receive notice from the Company) to the Directors and to the Auditors. A notice calling an annual general meeting shall specify the meeting as such and the notice convening a meeting to pass a special resolution shall specify the intention to propose the resolution as such.

17.1.2	For the purposes of this article 17.1 a notice must be served on a member in accordance with the provisions of the Act that is in hard copy form or where the member has consented or is deemed to have consented under the Act in electronic form or via a website. If the notice contains an electronic address for the Company a member may send any document or information relating to the relevant general meeting to that electronic address.

17.2	Electronic communication

17.2.1	If notice of a meeting is sent in electronic form the Company must have complied with all applicable regulatory requirements and the person entitled to receive such notice must have agreed that the notice can be sent to him in that way and not revoked that agreement or in the case of a company be deemed to have agreed to receive notice in that way by a provision in the Statutes.

17.2.2	The notice must be sent to the address specified by the person entitled to receive such notice or in the case of notice sent to a company an address which is deemed to have been specified by any provision of the Statutes.

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17.3	Notice of a meeting on a website

Provided that the Company has complied with all applicable regulatory requirements the Company may send or supply a notice of meeting by making it available on a website and where the Company intends to make that notice of meeting available on a website:

17.3.1	the Company must comply with the provisions of article 41.5;

17.3.2	the Company must notify persons entitled to receive such notice that the notice of meeting has been published on the website such notification to state that it concerns a notice of meeting to specify the place date and time of the meeting and whether the meeting will be an annual general meeting; and

17.3.3	the notice must be available on the website throughout the period beginning with the date of notification and ending with the conclusion of the meeting.

17.4	Omission to send notice

The accidental omission to give notice of a meeting or to send an appointment of proxy with a notice to a person entitled to receive the same when so required or the non receipt of a notice or appointment of proxy by any such person shall not invalidate the convening of or the proceedings at that meeting.

17.5	Meetings at short notice

A general meeting shall notwithstanding that it is called by shorter notice than that specified in article 17.1 be deemed to have been duly called if it is so agreed by such members as are prescribed by the Statutes.

17.6	Proxies

In every notice calling a meeting of the Company or of any class of the members of the Company there shall appear with reasonable prominence a statement that a member entitled to attend and vote is entitled to appoint one or more proxies to attend speak and vote instead of him and that a proxy need not also be a member.

18	BUSINESS OF GENERAL MEETINGS

18.1	Business of annual general meeting

The business of an annual general meeting shall be:

18.1.1	to receive and consider the profit and loss account the balance sheet and reports of the Directors and of the Auditors and the documents required by law to be annexed to the balance sheet;

18.1.2	to elect Directors and officers in the place of those retiring by rotation or otherwise or ceasing to hold office pursuant to article 22.1 and to fix their remuneration if required;

18.1.3	to declare dividends (if any);

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18.1.4	to appoint the Auditors (when special notice of the resolution for such appointment is not required by the Statutes) and to fix or determine the manner of the fixing of their remuneration;

18.1.5	to renew the authority of the Directors required by section 551 of the Act in relation to the allotment of shares (if required).

All other business transacted at an annual general meeting unless specifically stated otherwise in these Articles and all business transacted at a general meeting shall be deemed special.

18.2	Special notice of a resolution

Where by any provision contained in the Statutes special notice is required of a resolution the resolution shall not be effective unless notice of the intention to move it has been given to the Company not less than twenty eight (28) clear days (or such shorter period as the Statutes permit) before the meeting at which it is moved and the Company shall give to its members subject as provided in these Articles notice of any such resolution as required by the Statutes.

19	PROCEEDINGS AT GENERAL MEETINGS

19.1	Quorum

Subject to the provisions of article 19.2 in respect of adjourned meetings for all purposes the quorum for a general meeting shall be not less than two members present in person by a duly authorised corporate representative or by proxy and entitled to vote. No business shall be transacted at any general meeting unless the requisite quorum shall be present when the meeting proceeds to business. The appointment of a chairman in accordance with the provisions of these Articles shall not be treated as part of the business of the meeting.

19.2	Proceedings if quorum not present

If within 30 minutes (or such longer time not exceeding one hour as the chairman may determine) from the time appointed for the meeting a quorum is not present the meeting if convened by or upon the requisition of members shall be dissolved. In any other case it shall stand adjourned to such day and to such time and place as the chairman (or in default the Board) shall appoint. At any such adjourned meeting the member or members present in person by a duly authorised corporate representative or by proxy and entitled to vote shall have power to decide upon all matters which could properly have been disposed of at the meeting from which the adjournment took place.

19.3	Chairman

The chairman (if any) of the Board or in his absence the deputy chairman (if any) shall preside as chairman at every general meeting of the Company. If there is no such chairman or deputy chairman or if at any meeting neither is present within fifteen minutes after the time appointed for holding the meeting or neither is willing to act the Directors present shall select one of their number to be chairman failing which the members present and entitled to vote shall choose one of their number (which includes any proxy present at the meeting) to be chairman by ordinary resolution.

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19.4	Power to adjourn meetings

19.4.1	The chairman of the meeting may with the consent of the meeting (and shall if so directed by the meeting) adjourn any meeting from time to time and from place to place. No business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

19.4.2	Without prejudice to any other power which he may have under the provisions of these Articles or at common law the chairman of the meeting may without the consent of the meeting interrupt or adjourn a meeting from time to time and from place to place or for an indefinite period if he decides that it has become necessary to do so in order to:

19.4.2.1	seize the proper and orderly conduct of the meeting; or

19.4.2.2	give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting; or

19.4.2.3	ensure that the business of the meeting is properly disposed of.

19.5	When notice of adjourned meeting to be given

Whenever a meeting is adjourned for twenty eight (28) days or more or indefinitely not less than seven (7) clear days’ notice in writing specifying the place the day and hour of the adjourned meeting shall be given to the members the Directors and the Auditors but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid it shall not be necessary to give any notice of any adjourned meeting.

19.6	Accommodation of members at meeting

If it appears to the chairman of the meeting that the meeting place specified in the notice convening the meeting is inadequate to accommodate all members entitled and wishing to attend the meeting is duly constituted and its proceedings valid if the chairman is satisfied that adequate facilities are available to ensure that a member who is unable to be accommodated is able to:

19.6.1	participate in the business for which the meeting has been convened; and

19.6.2	hear and see all persons present who speak (whether by the use of microphones loud-speakers audio-visual communications equipment or otherwise) whether in the meeting place or elsewhere; and

19.6.3	be heard and seen by all other persons present in the same way.

19.7	Security

The Board may make any arrangement and impose any restriction it considers appropriate to ensure the security of a meeting including without limitation the searching of a person attending the meeting and the restriction of the items of personal property that may be taken into the meeting place. The Board is entitled to refuse entry to a meeting to a person who refuses to comply with these arrangements or restrictions.

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19.8	Demand for poll

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by:

19.8.1	the chairman of the meeting; or

19.8.2	not less than five members present in person by a duly authorised corporate representative or by proxy and entitled to vote; or

19.8.3	a member or members present in person by a duly authorised corporate representative or by proxy and representing in aggregate not less than one-tenth of the total voting rights of all the members having the right to vote on the resolution; or

19.8.4	a member or members present in person by a duly authorised corporate representative or by proxy and holding shares in the Company conferring a right to vote on the resolution being shares on which an aggregate sum has been paid equal to not less than one tenth of the total sum paid up on all the shares conferring that right.

A demand for a poll may be withdrawn but only with the consent of the chairman. A demand withdrawn in this way validates the result of a show of hands declared before the demand is made.

19.9	Evidence of passing of resolution

Unless a poll is demanded and the demand is not withdrawn a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority and an entry to that effect in the minute book shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against such resolution. If a poll is demanded it shall be taken in such manner (including the use of ballot or voting papers or tickets) as the chairman of the meeting may direct and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The chairman of the meeting may (and if so directed by the meeting shall) appoint scrutineers who need not be members and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

19.10	Poll demanded by proxy

A valid appointment of a proxy shall be deemed to confer authority to demand or join in demanding a poll and for the purposes of article 19.8 a demand by a proxy for a member or other person entitled to vote shall be deemed to be a demand by that member or other person.

19.11	How poll to be taken

A poll demanded on the election of a chairman of a general meeting or on a question of adjournment shall be taken immediately. A poll demanded on any other question shall be taken either immediately or at such subsequent time (not being more than thirty (30) days from the date of the meeting) and place as the chairman of the meeting may direct. No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded.

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20	VOTING

20.1	Votes of members

Subject to any special terms as to voting upon which any shares may have been issued or may for the time being be held or a suspension or abrogation of voting rights pursuant to these Articles every member present in person by a duly authorised corporate representative or by proxy shall upon a show of hands have one vote and every member so present shall upon a poll have one vote for every share of which he is holder or in the case of a corporate representative or proxy every share in respect of which the relevant member has appointed him to act as his corporate representative or proxy. A member in respect of whom an order has been made by a court or official having jurisdiction (whether in the United Kingdom or elsewhere) that he is or may be suffering from mental disorder or is otherwise incapable of running his affairs may vote whether on a show of hands or on a poll by his guardian receiver curator bonis or other person authorised for that purpose and appointed by the court. A guardian receiver curator bonis or such other person may vote by proxy if evidence (to the satisfaction of the Board) of the authority of the person claiming to exercise the right to vote is deposited at the Office (or at another place specified in accordance with these Articles for the deposit of instruments of proxy) within the time limits prescribed by these Articles for the deposit of instruments of proxy for use at the meeting adjourned meeting or poll at which the right to vote is to be exercised. On a poll a member need not exercise all of his votes or cast them all in the same way.

20.2	Joint owners

If two or more persons are jointly entitled to shares for the time being conferring a right to vote any one of such persons may vote at any meeting either personally or by proxy in respect thereof as if he were solely entitled thereto and if more than one of such joint holders be present at any meeting either personally or by proxy the member whose name stands first on the Register as one of the holders of such shares and no other shall be entitled to vote in respect of the same.

20.3	When members not to vote

20.3.1	No member shall unless the Directors otherwise determine be entitled to be present or to vote either in person or by proxy at any general meeting or at a separate meeting of the holders of any class of shares or upon any poll or to exercise any privilege as a member in relation to meetings of the Company in respect of any shares held by him (Relevant Shares) if either:

20.3.1.1	any calls or other moneys due and payable in respect of the Relevant Shares remain unpaid; or

20.3.1.2	he or any other person appearing to be interested in any Relevant Shares (Other Person) has been duly served pursuant to any provision of the Statutes concerning the disclosure of interests in voting shares with a notice (a Statutory Notice) lawfully requiring the provision to the Company (within such period (not being less than fourteen (14) days) after service of the Statutory Notice as is specified in such notice) of information regarding any of such Relevant Shares and he or such Other Person is in default in complying with the Statutory Notice.

20.3.2	For the purposes of article 20.3.1.2 a person shall be treated as appearing to be interested in any shares if the member holding such shares has given to the Company a notification pursuant to a Statutory Notice which fails to establish the identity of the person or persons interested in such shares and if (after taking into account such notification and any other relevant notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in such shares.

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20.3.3	The prohibitions on transfer referred to in article 11.3.2 and on attendance and voting at any general meeting and on exercising any privilege as described in article 20.3.1 shall cease to apply in respect of the circumstances described in article 20.3.1.2 upon the expiry of seven (7) days after the earlier of:

20.3.3.1	receipt by the Company of notification that the Relevant Shares have been transferred pursuant to a Permitted Sale; and

20.3.3.2	due compliance to the Company’s satisfaction with the Statutory Notice.

For these purposes Permitted Sale means a sale of all the Relevant Shares to a bona fide third party who is not connected with the member concerned or any Other Person being a sale which is effected through the Recognised Investment Exchange through an overseas investment exchange (as defined in section 313 of the Financial Services and Markets Act 2000) or by acceptance of a takeover offer (as defined in section 974 of the Act).

20.4	Votes may be given personally or by proxy

Votes may be given personally or by proxy and a member entitled to more than one vote need not if he votes use all his votes or cast all the votes he uses the same way.

20.5	Appointment of proxy

The appointment of a proxy shall be in the usual form or such other form as shall be approved by the Directors under the hand of the appointor or his duly authorised attorney or if such appointor is a corporation under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation. A proxy need not be a member of the Company. A member may appoint more than one proxy to attend on the same occasion (although two proxies of the same individual member may not both count towards a quorum). Deposit of an appointment of proxy shall not preclude a member from attending and voting in person at the meeting or any adjournment thereof or on a poll.

20.6	Deposit of proxy forms

20.6.1	In the case of an appointment of a proxy in writing the appointment together with the power of attorney (if any) or other authority under which it is signed or a notarially certified copy thereof shall be deposited at the Office or at such other place as is specified for that purpose in any instrument of proxy sent by the Company in relation to the meeting not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in such instrument proposes to vote and in default thereof such instrument shall not be treated as valid. For the avoidance of doubt a day which is not a Business Day shall be disregarded for the purposes of calculating such period.

20.6.2	In the case of an appointment contained in an electronic communication where an address has been specified for the purpose of receiving electronic communications in the notice convening the meeting or in any form of proxy sent out by the Company in relation to the meeting the appointment shall be received at such address not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote. For the avoidance of doubt a day which is not a Business Day shall be disregarded for the purposes of calculating such period.

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20.7	Validity of proxy form

The appointment of a proxy shall unless the contrary is stated thereon be valid as well for any adjournment of the meeting to which it relates. No appointment of a proxy shall be valid after the expiry of twelve (12) months from the date of its execution. When two or more appointments of a proxy are deposited delivered or received by the Company in respect of the same shares and the same meeting then only the appointment bearing the latest date shall be valid. Where two or more such appointments bear the same date only the latest to be deposited delivered or received by the Company shall be accepted as the valid instrument of proxy provided that if the Company is unable to determine which appointment was last deposited delivered or received then none shall be treated as valid.

20.8	When votes by proxy valid though authority revoked

A vote given in accordance with the terms of an appointment of proxy shall be valid notwithstanding the previous death or incapacity of the principal or revocation of the appointment of proxy or the authority under which it was executed or transfer of the share in respect of which the vote is given provided no intimation in writing of the death incapacity revocation or transfer shall have been received at the Office (or such other place as is specified for depositing the appointment of proxy or where the appointment of the proxy was contained in an electronic communication at the address at which the appointment was duly received) before the time for holding the meeting or adjourned meeting or the holding of a poll subsequently thereto at which such vote is given.

20.9	Corporations acting by representatives

Any corporation which is a member of the Company may by resolution of its directors or other governing body authorise any person to act as its representative at any meetings of the Company or of any class of members thereof. Such representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as if he had been an individual shareholder including power when personally present to vote on a show of hands. The Directors may but shall not be bound to require evidence of the authority of any person purporting to act as the representative of any such corporation.

20.10	Objections to and error in voting

No objection may be made to the qualification of a voter or to the counting of or failure to count a vote except at the meeting or adjourned meeting at which the vote objected to is tendered or at which the error occurs. An objection properly made shall be referred to the chairman of the meeting and only invalidates the result of the voting if in the opinion of the chairman of the meeting it is of sufficient magnitude to affect the decision of the meeting. The decision of the chairman of the meeting is conclusive and binding on all concerned.

20.11	Amendments to resolutions

20.11.1	An ordinary resolution to be proposed at a general meeting may be amended by ordinary resolution if:

20.11.1.1	notice of the proposed amendment is given to the Company secretary in writing by a person entitled to vote at the general meeting at which it is to be proposed not less than 48 hours before the meeting is to take place (or such later time as the chairman of the meeting may determine); and

20.11.1.2	the proposed amendment does not in the reasonable opinion of the chairman of the meeting materially alter the scope of the resolution.

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20.11.2	A special resolution to be proposed at a general meeting may be amended by ordinary resolution if:

20.11.2.1	the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed; and

20.11.2.2	the amendment does not go beyond what is necessary to correct a grammatical or other non-substantive error in the resolution.

20.11.3	If the chairman of the meeting acting in good faith wrongly decides that an amendment to a resolution is out of order the chairman’s error does not invalidate the vote on that resolution.

21	CLASS MEETINGS

Any meeting for the purposes of article 6 shall be convened and conducted in all respects as nearly as possible in the same way as a general meeting of the Company provided that:

21.1	no member not being a Director shall be entitled to notice thereof or to attend thereat unless he is a holder of shares of the class the rights or privileges attached to which are intended to be varied or abrogated by the resolution;

21.2	no vote shall be given except in respect of a share of that class;

21.3	the quorum at any such meeting shall be two persons at least present holding or representing by proxy at least one-third in nominal value of the shares of the class and at an adjourned meeting one person holding shares of the class in question present in person or his proxy; and

21.4	a poll may be demanded by any member present in person or by proxy and entitled to vote at the meeting and on a poll each member has one vote for every share of that class of which he is the holder.

22	DIRECTORS AND OTHER OFFICERS

22.1	Number of Directors

Unless and until otherwise determined by ordinary resolution the number of Directors shall not be less than two but is not subject to any maximum (unless determined by ordinary resolution). The continuing Directors may act notwithstanding any vacancy in their body provided that if the number of Directors is less than the prescribed minimum the remaining Directors shall forthwith appoint an additional Director or additional Directors to make up such minimum or shall convene a general meeting of the Company for the purpose of making such appointment. If there be no Director or Directors able or willing to act then any two members may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall (subject to the provisions of the Statutes and these Articles) hold office only until the dissolution of the annual general meeting of the Company next following such appointment unless he is re-elected during such meeting and he shall not retire by rotation at such meeting or be taken into account in determining the rotation of retirement of Directors at such meeting.

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22.2	Fees of Directors

There shall be paid out of the funds of the Company by way of remuneration of directors who are not managing or executive directors appointed under article 24.1 fees at such rates as the Directors may from time to time determine provided that such fees do not in aggregate exceed a sum determined from time to time by the Remuneration Committee of the Board or such other figure as the Company may in general meeting from time to time determine. Such fees shall be divided among such Directors in such proportion or manner as may be determined by the Directors and in default of determination equally. A fee payable to a Director pursuant to this Article is distinct from any salary remuneration or other amount payable to him pursuant to other provisions of these Articles and accrues from day to day.

22.3	Travelling and hotel expenses and special remuneration

The Directors (including any alternate Directors) shall be entitled to be repaid all reasonable travelling hotel and other expenses properly incurred by them in respect of or about the performance of their duties as Directors including any expenses incurred in attending meetings of the Board or of committees of the Board or general meetings PROVIDED THAT if a Director or alternate Director is required to undertake any travel by aeroplane in the performance of his duties or in attending such meetings then the costs of any such aeroplane travel shall not be considered reasonable to the extent that they exceed the cost of “Business Class” tickets. If in the opinion of the Directors it is desirable that any of their number should go or reside abroad make any special journeys or otherwise perform any special services on behalf of the Company or its business such Director or Directors may be paid such reasonable additional remuneration (whether by way of fees salary percentage of profits or otherwise) and expenses therefor as the Directors may from time to time determine.

22.4	Qualification of Directors and attendance at meetings

A Director shall not be required to hold any shares in the Company by way of qualification. A Director who is not a member of the Company shall be entitled to receive notice of and attend and speak at all general meetings of the Company and at all separate general meetings of the holders of any class of shares in the capital of the Company.

22.5	Directors’ power to fill casual vacancies

Without prejudice to the power of the Company pursuant to these Articles the Directors shall have power at any time to appoint any person either to fill a casual vacancy or as an addition to the Board but so that the total number of Directors shall not exceed any maximum number fixed in accordance with these Articles. Subject to the provisions of the Statutes and of these Articles any Director so appointed shall hold office only until the dissolution of the annual general meeting of the Company next following such appointment unless he is re-elected during such meeting and he shall not retire by rotation at such meeting or be taken into account in determining the rotation of retirement of Directors at such meeting.

23	ALTERNATE DIRECTORS

23.1	Appointment and revocation

23.1.1	Any Director (other than an alternate Director) may by writing under his hand appoint:

23.1.1.1	any other Director; or

23.1.1.2	any other person who is approved by the Board as hereinafter provided to be his alternate.

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23.1.2	Every such alternate shall (subject to his giving to the Company an address within the United Kingdom at which notices may be served on him) be entitled to receive notices of all meetings of the Directors and all committees of the Board of which his appointor is a member and in the absence from the Board of the Director appointing him to attend and vote at meetings of the Directors and to exercise all the powers rights duties and authorities of the Director appointing him.

23.1.3	No appointment of a person other than a Director shall be operative unless and until the approval of the Board by a majority consisting of not less than two-thirds of the whole Board (which shall for these purposes exclude the Director proposing to make the appointment) shall have been given.

23.1.4	A Director may at any time revoke the appointment of an alternate appointed by him and subject to such approval as aforesaid where requisite appoint another person in his place.

23.1.5	If a Director shall die or cease to hold the office of Director the appointment of his alternate shall thereupon cease and determine provided always that if any Director retires but is re-elected at the meeting at which such retirement took effect any appointment made by him pursuant to this article 23.1 which was in force immediately prior to his retirement shall continue to operate after his re-election as if he had not so retired.

23.1.6	The appointment of an alternate director shall cease and determine on the happening (in relation to him) of any of those events described in articles 28.1.1 to 28.1.7.

23.1.7	An alternate Director need not hold a share qualification and shall not be counted in reckoning any maximum number of Directors allowed by these Articles for the time being.

23.1.8	A Director acting as alternate shall have an additional vote at meetings of Directors for each Director for whom he acts as alternate but he shall count as only one for the purpose of determining whether a quorum be present.

23.2	Alternate to be responsible for his own acts

Every person acting as an alternate Director shall be an officer of the Company and shall alone be responsible to the Company for his own acts and defaults. He shall not be deemed to be the agent of or for the Director appointing him.

23.3	Remuneration of alternate

An alternate Director is not entitled to a fee from the Company for his services as an alternate Director. The remuneration of any such alternate Director shall be payable out of the remuneration payable to the Director appointing him and shall consist of such portion (if any) of the last mentioned remuneration as shall be agreed between the alternate and the Director appointing him.

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24	MANAGING AND EXECUTIVE DIRECTORS

24.1	Appointment

Subject to the provisions of the Statutes the Directors may from time to time appoint one or more of their body to be executive chairman or chief executive or joint chief executive managing director or joint managing director of the Company or any one or more of such offices or to hold such other executive office in relation to the management of the business of the Company as they may decide either for a fixed term or without any limitation as to the period for which he or they is or are to hold such office and may from time to time (subject to the provisions of any service contract between him and the Company and without prejudice to any claim he may have for compensation or damages for breach of any such service contract) remove or dismiss him or them from such office and appoint another or others in his or their place or places.

24.2	Remuneration of Directors

The salary or remuneration of any executive chairman chief executive joint chief executive managing director joint managing director or executive Director of the Company shall subject as provided in any contract be such as the Directors may from time to time determine and may either be a fixed sum of money or may altogether or in part be governed by the business done or profits made or may include the making of provision for the payment to him his widow or other dependants of a pension on retirement from the office or employment to which he is appointed and for the participation in pension health insurance and life assurance benefits or may be upon such other terms as the Directors determine.

24.3	Powers

The Directors may from time to time entrust to and confer upon an executive chairman chief executive joint chief executive managing director joint managing director or executive Director for the time being such of the powers exercisable under these Articles by the Directors (other than power to make calls or forfeit shares) as they may think fit and may confer such powers for such time and to be exercised for such objects and purposes and upon such terms and conditions and with such restrictions as they may think expedient. The Directors may confer such powers either collaterally with or to the exclusion of and in substitution for all or any of the powers of the Directors in that behalf and may from time to time increase revoke withdraw alter or vary all or any of such powers.

25	POWERS AND DUTIES OF DIRECTORS

25.1	Directors to manage and control the business of the Company

The business of the Company shall be managed by the Directors who in addition to the powers and authorities by these Articles or otherwise expressly conferred upon them may exercise all such powers and do all such acts and things as may be exercised or done by the Company and as are not by the Statutes or by these Articles required to be exercised or done by the Company in general meeting subject nevertheless to such directions (being not inconsistent with any provisions of these Articles or of the Statutes) as may be given by the Company in general meeting. No direction given by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if such direction had not been given. The provisions contained in these Articles as to any specific power of the Directors shall not be deemed to abridge limit or restrict the general powers hereby given.

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25.2	Directors’ power to award pensions

25.2.1	The Directors may establish or concur or join with other companies (being subsidiary undertakings of the Company or companies with which it is associated in business) in establishing and making contributions out of the Company’s moneys to any schemes or funds for providing pensions annuities sickness or compassionate allowances life assurance benefits donations gratuities or other benefits for employees (which expression as used in this article 25 shall include any Director who may hold or have held any office or place of profit) and ex- employees of the Company and of any such other companies and their wives widows relatives families or dependants or any class or classes of such persons.

25.2.2	The Directors may pay enter into agreements to pay or make grants revocable or irrevocable (and either subject or not subject to any terms or conditions) of pensions or other retirement superannuation death or disability benefits to Directors employees and ex-employees and their wives widows relatives families or dependants or to any of such persons including pensions or benefits additional to those if any to which such Directors employees or ex-employees or any such persons are or may become entitled under any such scheme or fund as aforementioned. Any such pension or benefit may as the Directors consider desirable be granted to an employee either before and in anticipation of or upon or at any time after his actual retirement.

25.2.3	The Directors may also procure the establishment and subsidy of or subscription to and support of any institutions associations clubs funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and well-being of the Company or of any such other company as aforesaid or its members and payments for or towards the insurance of any such person as aforesaid and subscriptions or guarantees of money for charities educational or benevolent objects or for any exhibition or for any public general or useful object.

25.2.4	The Directors may also sanction the exercise of any power conferred upon the Company by section 247 of the Act.

25.3	Director may hold office of profit under and may contract with Company

25.3.1	Subject to article 25.6.3 a Director may hold any other office or place of profit in the Company except that of Auditor in conjunction with the office of Director and may act by himself or through his firm in a professional capacity to the Company and in any such case on such terms as to remuneration and otherwise as the Directors may arrange. Any such remuneration shall be in addition to any remuneration provided for by any other provision of these Articles. No Director shall be disqualified by his office from entering into any contract arrangement transaction or proposal with the Company either in regard to such other office or place of profit or acting in a professional capacity for the Company or as seller purchaser or otherwise. Subject to the provisions of the Statutes and save as therein provided no such contract arrangement transaction or proposal entered into by or on behalf of the Company in which any Director or person connected with him is in any way interested whether directly or indirectly shall be avoided nor shall any Director who enters into any such contract arrangement transaction or proposal or who is so interested be liable to account to the Company for any profit realised by any such contract arrangement transaction or proposal by reason of such Director holding that office or of the fiduciary relationship thereby established but the nature and extent of his interest shall be disclosed by him in accordance with the provisions of articles 25.4 and 25.5 and of the Statutes.

25.3.2	Save as herein provided a Director shall not vote in respect of any contract arrangement transaction or proposed contract transaction or arrangement or any other proposal whatever in which he (together with any person connected (within the meaning of section 252 of the Act) with him) has any material interest otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the Company.

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25.3.3	Subject to article 25.6.5 a Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters namely:

25.3.3.1	the giving of any security guarantee or indemnity to him in respect of money lent or obligations incurred by him or any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings;

25.3.3.2	the giving of any security guarantee or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part either alone or jointly with others under a guarantee or indemnity or by the giving of security;

25.3.3.3	any proposal contract arrangement or transaction concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings for subscription or purchase in which offer he is or may be entitled to participate as a holder of securities or is to be interested as a participant in the underwriting or sub- underwriting thereof;

25.3.3.4	any contract arrangement transaction or other proposal concerning any other company in which he is interested directly or indirectly and whether as an officer or member or otherwise howsoever provided that he (together with any person connected (within the meaning of section 252 of the Act) with him) is not the holder of or interested in 1% or more of any class of the equity share capital of such company (or of any third company through which his interest is derived) or of the voting rights available to members of the relevant company (any such interest being deemed for the purpose of this article 25 to be a material interest in all circumstances);

25.3.3.5	any contract arrangement transaction or other proposal concerning the adoption modification or operation of a pension superannuation or similar fund or scheme a retirement death or disability benefits fund or scheme or an employees’ share scheme which has been approved by or is subject to and conditional upon approval by HM Revenue & Customs for taxation purposes or does not accord to any Director as such any privilege or benefit not awarded to the employees to which such fund or scheme relates; or

25.3.3.6	any proposal concerning the grant purchase and/or maintenance of any insurance for the benefit of Directors or for the benefit of persons including Directors.

25.3.4	Subject to the provisions of these Articles, a Director shall not vote or be counted in the quorum on any resolution concerning his own appointment as the holder of any office or place of profit with the Company or any company in which the Company is interested (including without limitation fixing or varying the terms of his appointment or the termination or extension thereof).

25.3.5	If any question shall arise at any meeting as to the materiality of a Director’s interest or as to the entitlement of any Director to vote or be counted in a quorum and such question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum such question shall be referred to the chairman of the meeting and his ruling in relation to any Director (other than himself) shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed. In the event any such question is referred to the chairman as aforesaid and if the chairman is the Director in question the other Directors shall appoint one of their number to be chairman for the purpose of such reference only.

25.3.6	Subject to the provisions of the Statutes the Company may by ordinary resolution suspend or relax the provisions of this article 25.3 to any extent or ratify any transaction not duly authorised by reason of a contravention of this article 25.3.

25.3.7	For the purpose of this article 25.3 and articles 25.4 to 25.6 an interest of a person who is for the purposes of section 252 of the Act connected with a Director shall be treated as such Director’s interest and in relation to an alternate Director an interest of his appointor shall be treated as that alternate’s interest. This Article applies to an alternate Director as if he were a Director otherwise appointed.

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25.4	Declaration of an interest in a proposed transaction

25.4.1	If a Director is in any way directly or indirectly interested in a proposed transaction or arrangement with the Company he must declare the nature and extent of his interest to the other Directors. If a declaration of interest under this Article proves to be or becomes inaccurate or incomplete a further declaration must be made. Any declaration of interest required by this Article must be made before the Company enters into the transaction or arrangement.

25.4.2	The declaration of interest may but need not be made:

25.4.2.1	at a meeting of the Directors; or

25.4.2.2	by notice to the Directors in accordance with:

25.4.2.2.1	section 184 of the Act (notice in writing); or

25.4.2.2.2	section 185 of the Act (general notice).

25.4.3	A declaration in relation to an interest of which the Director is not aware or where the Director is not aware of the transaction or arrangement in question is not required. For the purposes of this Article a Director is treated as being aware of matters of which he ought reasonably to be aware and a Director need not declare an interest:

25.4.3.1	if it cannot reasonably be regarded as likely to give rise to a conflict of interest;

25.4.3.2	if or to the extent that the other Directors are already aware of it (and for this purpose the other Directors are treated as aware of anything of which they ought reasonably to be aware); or

25.4.3.3	if or to the extent that it concerns terms of his service contract that have been or are to be considered:

25.4.3.3.1	by a meeting of the Directors; or

25.4.3.3.2	by a committee of the Directors appointed for the purpose under these Articles.

25.5	Declaration of an interest in an existing transaction or arrangement

25.5.1	If a Director is in any way directly or indirectly interested in a transaction or arrangement that has been entered into by the Company he must (unless the interest has been declared pursuant to article 25.4 above) declare the nature and extent of the interest to the other Directors in accordance with this Article. If a declaration of interest under this Article proves to be or becomes inaccurate or incomplete a further declaration must be made. Any declaration required by this Article must be made as soon as is reasonably practicable. Failure to comply with this requirement does not affect the underlying duty to make the declaration.

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25.5.2	The declaration of interest must be made:

25.5.2.1	at a meeting of the Directors;

25.5.2.2	by notice to the Directors in accordance with:

25.5.2.2.1	section 184 of the Act (notice in writing); or

25.5.2.2.2	section 185 of the Act (general notice).

25.5.3	A declaration in relation to an interest of which the Director is not aware or where the Director is not aware of the transaction or arrangement in question is not required. For the purposes of this Article a director is treated as being aware of matters of which he ought reasonably to be aware and a Director need not declare an interest:

25.5.3.1	if it cannot reasonably be regarded as likely to give rise to a conflict of interest;

25.5.3.2	if or to the extent that the other directors are already aware of it (and for this purpose the other directors are treated as aware of anything of which they ought reasonably to be aware); or

25.5.3.3	if or to the extent that it concerns terms of his service contract that have been or are to be considered:

25.5.3.3.1	by a meeting of the directors; or

25.5.3.3.2	by a committee of the Directors appointed for the purpose under these Articles.

25.6	Conflict of interests

25.6.1	A Director must avoid a situation where he has or can have a direct or indirect interest that conflicts or may possibly conflict with the interests of the Company (a Conflict). For the purposes of this article 25.6 and without prejudice to the generality of the foregoing a Conflict:

25.6.1.1	includes a conflict of interest and duty;

25.6.1.2	includes a conflict of duties;

25.6.1.3	may include but shall not be limited to the exploitation of any property information or opportunity whether or not the Company can take advantage of the same; and

25.6.1.4	excludes any situation which cannot reasonably be regarded as likely to give rise to a conflict of interest.

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25.6.2	If a Conflict arises the Directors (other than the conflicted Director who shall not be counted in the quorum at any meeting of the Directors and shall not vote on any resolution of the Directors in relation to such authorisation) may resolve to authorise the Conflict and determine the continuing performance by the Director of his duties in relation to such matter.

25.6.3	If a Conflict arises in relation to a resolution concerning the appointment or proposed appointment of a person as a Director or as the holder of any office or place of profit with the Company or any company in which the Company is interested (including without limitation fixing or varying the terms of his appointment or the termination or extension thereof) the Directors (other than the conflicted Director (if already appointed) who shall not be counted in the quorum at any meeting of the Directors and shall not vote on any resolution of the Directors in relation to such authorisation) may resolve to authorise the appointment of the conflicted and/or proposed Director and the Conflict on such terms as they may determine. In the event that the resolution which is under consideration by the Directors concerns the appointment (including fixing or varying the terms of appointment) of two or more conflicted or proposed Directors to offices or employment with the Company or any company in which the Company is interested such proposals shall be divided and considered in relation to each conflicted or proposed Director separately and in such cases each of the conflicted or proposed Directors concerned (if not debarred from voting under any other provision of these Articles) shall be entitled to vote and be counted in the quorum of such meeting in respect of each resolution except that concerning his own appointment.

25.6.4	A Director shall declare as soon as is reasonably practicable the nature and extent of his interest in any Conflict within article 25.6.2 article 25.6.3 or otherwise.

25.6.5	Any terms determined by the Directors under article 25.6.2 or article 25.6.3 above may be imposed at the time of authorisation or may be imposed or varied subsequently and may include without limitation:

25.6.5.1	whether the conflicted Director(s) may vote or be counted in the quorum at a meeting convened to consider any matter relating to the Conflict;

25.6.5.2	the exclusion of the conflicted Director(s) from all information and discussion by the Company of the Conflict; and

25.6.5.3	without prejudice to his/their general obligations of confidentiality the application to the conflicted Director(s) of a strict duty of confidentiality to the Company for any Confidential Information of the Company in relation to the Conflict 25.6.3 above may be imposed at the time of authorisation or may be imposed or varied subsequently and may include without limitation:

25.6.6	Where a conflicted Director obtains (other than through his position as a Director of the Company) information that is confidential to a third party he will not be obliged to disclose it to the Company or to use it in relation to the Company’s affairs in circumstances where to do so would amount to a breach of that confidence.

25.6.7	For the avoidance of doubt where a Conflict is to be approved by the Directors pursuant to articles 25.6.2 and 25.6.3 above the proposal made to the Directors and any authorisation or resolution passed by the Directors in relation to the Conflict shall be dealt with in the same way as any other matter may be proposed to and resolved upon by the Directors in accordance with the provisions of these Articles.

25.6.8	The provisions of this article 25.6 shall not apply to those transactions and arrangements referred to in articles 25.4 and 25.5 above.

25.7	Exercise of voting powers

The Directors may exercise the voting powers conferred by the shares in any other company held or owned by the Company or exercisable by them as directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them as directors or other officers or employees of such company or voting or providing for the payment of remuneration to such officers or employees).

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25.8	Directors may join boards of other companies

Subject to articles 25.4 to 25.6 a Director may continue or become a director or other officer employee or member of any company promoted by the Company or in which it may be interested as a seller shareholder or otherwise and no such Director shall be accountable for any remuneration or other benefits derived as a director or other officer employee or member of such company.

25.9	Power to authorise signatures and acceptances

All cheques promissory notes drafts bills of exchange and other negotiable or transferable instruments and all receipts for money paid to the Company shall be signed drawn accepted endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

25.10	Overseas branch register

The Directors may exercise the powers conferred upon the Company by section 129 of the Act with regard to the keeping of an overseas branch register and the Directors may (subject to the provisions of that section) make and vary such regulations as they may think fit respecting the keeping of any such register.

26	LOCAL MANAGEMENT

26.1	General

The Directors may from time to time provide for the management and transaction of the affairs of the Company in any specified locality whether at home or abroad in such manner as they think fit and the provisions contained in the remainder of this article 26.1 shall be without prejudice to the general powers conferred by this article 26.1.

26.2	Local board and delegation of powers

The Directors from time to time and at any time may establish any local or divisional boards or agencies for managing any of the affairs of the Company in any specified locality and may appoint any persons to be members of such local or divisional board or agency or any managers or agents and may fix their remuneration. The Directors from time to time and at any time may delegate to any person so appointed any of the powers authorities and discretions for the time being vested in the Directors other than the power of making calls or forfeiting shares and may authorise the members for the time being of any such local or divisional board or agency or any of them to fill up the vacancies therein and to act notwithstanding vacancies. Any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation provided that no person dealing in good faith and without notice of the variation or annulment shall be affected by it. Any person so appointed to any local or divisional board or agency shall not by reason only of such appointment be entitled to attend or vote at meetings of the Directors.

26.3	Power to appoint attorney

The Directors may at any time and from time to time by power of attorney appoint any person or persons to be the attorney or attorneys of the Company for such purposes and with such powers authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and on such terms and subject to such conditions as the Directors may from time to time think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney or attorneys as the Directors may think fit. The Directors may at any time revoke or alter the terms and conditions of the appointment.

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26.4	Sub-delegation of powers

Any such delegates or attorneys as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers authorities and discretions for the time being vested in them.

27	BORROWING POWERS

27.1	Power to borrow money

27.1.1	Subject to the provisions of the Act, the Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of its undertaking, property and assets (both present and future), including its uncalled capital, and to issue debentures and other securities, whether outright or as collateral security, for any debt, liability or obligation of the Company or of any third party.

28	DISQUALIFICATION OF DIRECTORS

28.1	Office of Director to be vacated

The office of a Director shall be vacated:

28.1.1	if (not being a person holding for a fixed term an executive office) he resigns by writing under his hand left at the Office or if (being such a person) he tenders his resignation and the Directors resolve to accept the same; or

28.1.2	if he ceases to be a Director by virtue of any provision of the Statutes or becomes prohibited by law or by order of a court of competent jurisdiction from being a Director; or

28.1.3	if he becomes bankrupt or has a receiving order (or any analogous order under the corresponding legislation in any jurisdiction) made against him or makes an arrangement or compounds with his creditors generally or applies to the court for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act or makes any similar application under analogous proceedings in another jurisdiction; or

28.1.4	if a registered medical practitioner who is treating the Director gives a written opinion to the Company stating that the Director has become physically or mentally incapable of acting as a Director and may remain so for more than six (6) months;

28.1.5	if (not having leave of absence from the Directors) he or his alternate (if any) fail to take part in Directors’ decisions for six (6) successive months (unless prevented by illness unavoidable accident or other cause which may seem to the Directors to be sufficient) and the Directors resolve that his office be vacated; or

28.1.6	if he is requested to resign by notice in writing addressed to him at his address as shown in the register of Directors and signed by all the other Directors (without prejudice to any claims for damages which he may have for breach of any contract between him and the Company or any of its subsidiary undertakings) and for this purpose a set of like notices each signed by one or more of the Directors shall be as effective as a single notice signed by the requisite number of Directors; or

28.1.7	if he is removed from office in accordance with the provisions of these Articles.

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28.2	Prior acts

Any act done in good faith by a Director whose office is vacated as aforesaid shall be valid unless prior to the doing of such act written notice shall have been served upon the Company or an entry shall have been made in the Directors’ minute book stating that such Director has ceased to be a Director.

29	RETIREMENT ELECTION AND APPOINTMENT OF DIRECTORS

29.1	Rotation and retirement of Directors

29.1.1	There is no requirement for the Directors to retire from office at the first annual general meeting of the Company.

29.1.2	At every subsequent annual general meeting any Directors:

29.1.2.1	who have been appointed by the Directors since the last annual general meeting; or

29.1.2.2	who were not appointed or reappointed at one of the preceding two annual general meetings must retire from office and may offer themselves for reappointment by the members.

29.2	Meeting to fill vacancies

The Company at any general meeting at which any Directors retire in the manner aforesaid may subject to any resolution reducing the number of Directors fill up the vacated offices by electing a like number of persons to be Directors and may fill up any other vacancies.

29.3	Retiring Director to remain in office until successor appointed

If at any general meeting at which an election of Directors ought to take place the places of the retiring Directors are not filled up then subject to any resolution reducing the number of Directors the retiring Directors or such of them as have not had their places filled up shall if willing continue in office until the dissolution of the annual general meeting in the next year unless as regards any particular Director a resolution for his re-election shall have been put to the meeting and lost.

29.4	Appointment of Directors to be voted on individually

A resolution for the appointment of two or more persons as Directors by a single resolution shall be void unless a resolution that it shall be so proposed has first been agreed to by the meeting without any vote being given against it.

29.5	Notice requirements for Director’s appointment

No person except a retiring Director shall be elected a Director (unless recommended by the Directors for election) unless notice in writing shall be sent to the secretary not more than forty two (42) days and not less than seven (7) days before the day of the meeting at which the election is to take place signed by a member (other than the person to be proposed) duly qualified to attend and vote at the meeting stating the name and address of the person who offers himself or is proposed as a candidate together with a notice in writing signed by such person of his willingness to be elected.

29.6	Power to increase or reduce the number of Directors

The Company in general meeting may from time to time increase or reduce the number of Directors and may also determine in what rotation such increased or reduced number is to go out of office and without prejudice to the other provisions of these Articles may in general meeting appoint any person to be a Director either to fill a casual vacancy or as an additional Director.

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29.7	Power to remove Director

Without prejudice to the provisions of the Statutes the Company may by ordinary resolution remove any Director before the expiration of his term of office (without prejudice to a claim for compensation or damages for breach of any service contract).

29.8	Power to appoint Director in place of one removed

The Company may (subject to these Articles) by ordinary resolution appoint another person in place of the Director removed pursuant to the provisions of the Statutes or these Articles. The person so appointed shall hold office during such time only as the Director in whose place he is appointed would have held the same if he had not been removed but this Article shall not prevent him from being eligible for re-election.

29.9	Associate directors

The Board may appoint a person (not being a Director) to an office or employment having a designation or title including the word director or attach to an existing office or employment that designation or title and may terminate the appointment or use of that designation or title. The inclusion of the word director in the designation or title of an office or employment does not imply that the person is or is deemed to be or is empowered to act as a Director for any of the purposes of the Statutes or these Articles.

30	PROCEEDINGS OF DIRECTORS AND COMMITTEES

30.1	Meetings of Directors

30.1.1	The Directors may meet together for the despatch of business adjourn and otherwise regulate their meetings as they think fit and determine the quorum necessary for the transaction of business.

30.1.2	Until otherwise determined two Directors present in person or by his alternate shall constitute a quorum. In the case of a meeting of Directors in addition to the Directors and alternates present at such meeting, any Director or his alternate in communication with the meeting shall (providing that all persons participating in the meeting can each communicate to the others any information or opinions they have on any particular item of the business of the meeting throughout the meeting) be counted in the quorum.

30.1.3	Subject to the articles:

30.1.3.1	directors participate in a directors’ meeting, or part of a directors’ meeting, when the meeting has been called and takes place in accordance with the articles;

30.1.3.2	in determining whether directors are participating in a directors’ meeting, it is irrelevant where any director is or how they communicate with each other; and

30.1.3.3	If all the directors participating in a meeting are not in the same place, they may decide that the meeting is to be treated as taking place wherever any of them is.

30.1.4	Questions arising at any meeting of the Directors shall be determined by a majority of votes and in the case of an equality of votes the chairman shall have a second or casting vote.

30.1.5	One Director may and the secretary shall at the request of any Director at any time summon a meeting of the Directors.

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30.2	Notice of meeting of Directors

Notice of meetings of the Directors shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in writing to him at his address last known to the Company or any other address given by him to the Company for this purpose or by electronic communication. A Director absent or intending to be absent from or residing outside the United Kingdom might request that notices of meetings of Directors shall during his absence be sent in writing to him at the address given by him to the Company for this purpose or by electronic communication.

30.3	Chairman of Board

The Directors may elect a chairman and one or more deputy chairmen of their meetings and determine the period for which he is or they are to hold office but if no such chairman or deputy chairman is elected or if at any meeting neither the chairman nor a deputy chairman is present at the time appointed for holding the same the Directors present shall choose someone of their number to be chairman of such meeting. If the chairman is not present and two or more deputy chairmen are present the senior of them shall act as chairman and seniority shall be determined by length of office since their last appointment or reappointment. As between two or more who have held office for an equal length of time the deputy chairman to act as chairman shall be decided by those Directors and alternate Directors present.

30.4	Directors may act if quorum present

A duly convened meeting of the Directors for the time being at which a quorum is present shall be competent to exercise all or any of the authorities powers and discretions by or under these Articles for the time being vested in or exercisable by the Directors generally.

30.5	Resolution in writing

A resolution in writing signed by all the Directors for the time being who would have been entitled to vote on the resolution at a meeting of the Directors or by all members of a committee of the Board shall be as valid and effective for all purposes as a resolution of those Directors passed at a meeting duly convened and held and may consist of several documents in the like form each signed by one or more of the Directors. Such a resolution need not be signed by an alternate Director if it is signed by the Director who appointed him and such a resolution need not if it is signed by an alternate Director be signed by the Director who appointed him.

30.6	Directors may appoint committees

The Directors may delegate any of their powers authorities and discretions for such time and on such terms and conditions as it thinks fit to committees consisting of such Directors and other persons as they think fit and may from time to time revoke withdraw alter or vary any of such powers authorities and discretions and discharge any such committee in whole or in part.

30.7	Committees subject to control of Directors

All committees shall in the exercise of the powers delegated to them and in the transaction of business conform to any mode of proceedings and regulations which may be prescribed by the Directors and subject thereto may regulate their proceedings in the same manner as the Directors may do. A majority of the members of any committee shall be Directors. Resolutions passed by any such committee shall be valid and take effect as if they had been passed by the Directors PROVIDED THAT no resolution of any committee will be effective unless a majority of votes present when it is passed are Directors or alternate Directors.

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30.8	Minutes of proceedings

The Directors shall cause minutes to be made of the following matters namely:

30.8.1	all appointments of officers and members of committees made by the Directors and their salary or remuneration;

30.8.2	the names of Directors present at every meeting of the Board or of committees of Directors and all business transacted at such meetings; and

30.8.3	all orders resolutions and proceedings of all meetings of the holders of any class of shares in the Company and of the Directors and of committees of Directors.

Any such minutes as aforesaid if purporting to be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting shall be receivable as prima facie evidence of the matters stated in such minutes without any further proof.

30.9	Defective appointment of Directors not to invalidate their acts

All acts done by a meeting of the Directors or of a committee or by any person acting as a Director alternate Director or member of a committee shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any person or persons acting as aforesaid or that they or any of them were or was disqualified from holding office or not entitled to vote or had in any way vacated their or his office be as valid as if every such person had been duly appointed and were duly qualified and had continued to be a Director alternate Director or member of a committee and entitled to vote.

31	SECRETARY

31.1	Secretary

The secretary shall be appointed by the Directors in accordance with the Statutes for such term at such remuneration and upon such conditions as they may think fit and any secretary so appointed may be removed by them but without prejudice to any claim for damages for breach of contract or of any contract of service between him and the Company. If thought fit two or more persons may be appointed as joint secretaries. Any provision of the Statutes or of these Articles requiring or authorising a thing to be done by or to a Director and the secretary shall not be satisfied by it being done by or to the same person acting both as Director and as or in the place of the secretary.

31.2	Assistant Secretary

The Directors may at any time and from time to time appoint any person to be an assistant or deputy secretary of the Company and anything authorised or required by these Articles or by law to be done by or to the secretary may be done by or to any such assistant or deputy secretary. Any assistant or deputy secretary so appointed may be removed by the Directors.

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32	RESERVES

Subject to the Statutes the Directors may before recommending any dividends (whether preferential interim final special or otherwise) carry to reserve out of the profits of the Company including any premiums received upon the issue of debentures or other securities of the Company such sums as they think proper as a reserve or reserves. All sums standing to reserve may be applied from time to time in the discretion of the Directors for meeting depreciation or contingencies or for special dividends or bonuses or for equalising dividends or for repairing improving or maintaining any asset of the Company or for such other purposes as the Directors may think conducive to the objects of the Company or any of them and pending such application may at the like discretion either be employed in the business of the Company or be invested in such investments as the Directors think fit. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as they think fit. Any sum which the Directors may carry to reserve out of the unrealised profits of the Company shall not be mixed with any reserve to which profits available for distribution have been carried. The Directors may also without placing the same to reserve carry forward any profits which they may think it not prudent to divide.

33	DIVIDENDS

33.1	Declaration of dividends

Subject as hereinafter provided and to the Statutes the Company may by ordinary resolution in general meeting declare a dividend to be paid to the members according to their respective rights and interests in the profits but no larger dividend shall be declared than is recommended by the Directors.

33.2	Dividends not to bear interest

No dividend or other moneys payable by the Company in respect of a share shall bear interest as against the Company unless otherwise provided by the rights attached to the share.

33.3	Payment of dividends

Subject to the rights of persons if any entitled to shares with special rights as to dividend all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid but no amount paid up on a share in advance of calls shall be treated for the purpose of this article 33.3 as paid up on the share. Subject as aforesaid all dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid. If any share carries any particular rights as to dividends such share shall rank for dividend accordingly.

33.4	Dividends to joint holders

In case several persons are registered as joint holders of any share any one of such persons may give effectual receipts for all dividends and payments on account of dividends in respect of such share.

33.5	Interim dividends

Subject to the provisions of the Statutes the Directors may declare and pay such interim dividends (including any dividend payable at a fixed rate) as appear to the Directors to be justified by the profits of the Company available for distribution. If at any time the share capital of the Company is divided into different classes the Directors may pay such interim dividends on shares which rank after shares conferring preferential dividend rights unless at the time of payment any preferential dividend is in arrear. Provided that the Directors act in good faith they shall not incur any liability to the holders of shares conferring preferential rights for any loss that they may suffer by the lawful payment of any interim dividend on any shares ranking after those with preferential rights.

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33.6	Unclaimed dividends

All dividends or other sums payable on or in respect of a share unclaimed for one (1) year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. All dividends unclaimed for a period of twelve (12) years from the date they became due for payment shall be forfeited and shall revert to the Company absolutely. The payment of any unclaimed dividend or other sum payable by the Company on or in respect of any share into a separate account shall not constitute the Company a trustee thereof.

33.7	Entitlement to dividends

Every dividend shall belong and be paid (subject to the Company’s lien) to those members who shall be on the Register at the date fixed by the Directors for the purpose of determining the persons entitled to such dividend (whether the date of payment or some other date) notwithstanding any subsequent transfer or transmission of shares.

33.8	Deductions and withholding

33.8.1	The Directors may deduct from any dividend or other moneys payable to any member on or in respect of a share all such sums as may be due from him to the Company on account of calls or otherwise in relation to shares of the Company.

33.8.2	The Directors may withhold any dividend or other moneys payable to any member on or in respect of shares representing at least 0.25% of the shares of the relevant class if such member or any person appearing to be interested in any such shares has been duly served with but is in default in complying with a statutory notice in respect of such shares as described in article 20.3.1.2. Any such dividend or other moneys so withheld shall be paid to the member entitled thereto within seven (7) days after the earlier of the occurrence of the two events described in articles 20.3.3.1 and 20.3.3.2.

33.8.3	Any dividends or other moneys withheld pursuant to this article 33.8 shall not bear interest as against the Company. Pending payment the dividends may be invested or otherwise made use of by the Directors for the benefit of the Company and the Company shall not be constituted a trustee in respect of them.

33.8.4	The Directors may also withhold payment of a dividend (or part of a dividend) payable to a person entitled by transmission to a share until he has provided any evidence of his right that the Directors may reasonably require.

33.9	Method of payment of dividends

The Company may pay any dividend or other sum payable in cash or by cheque dividend warrant money order direct debit bank transfer or otherwise by or through a bank and may render any cheque dividend warrant or money order by post to the members or persons entitled thereto and in case of joint holders to the member whose name stands first in the Register or to such person and address as the holder or joint holders may direct and the Company shall not be responsible for any loss of any such cheque warrant or order. Every such cheque warrant or order shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders may in writing direct and the payment of the cheque warrant or order shall be a good discharge to the Company. If payment is made by direct debit or bank transfer or otherwise by or through a bank the Company shall not be responsible for amounts lost or delayed in the course of the transfer.

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33.10	Payment of dividends in specie

With the sanction of an ordinary resolution of the Company in general meeting any dividend may be paid and satisfied either wholly or in part by the distribution of specific assets (including without limitation paid up shares or debentures of any other company) and the Directors shall give effect to any such resolution provided that no such distribution shall be made unless recommended by the Directors. Where any difficulty arises in regard to the distribution the Directors may settle the same as they think expedient and in particular may issue fractional certificates fix the value for distribution of such specific assets or any part thereof determine that cash payments may be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties and vest any such assets in trustees upon trust for the persons entitled to the dividend as may seem expedient to the Directors.

33.11	Scrip dividend

The Directors may with the sanction of an ordinary resolution of the Company in general meeting offer the holders of ordinary shares the right to elect to receive new ordinary shares credited as fully paid instead of cash in respect of the whole or part of such dividend or dividends as are specified by such resolution. The following provisions shall apply:

33.11.1	the said resolution may specify a particular dividend or may specify all or any dividends declared within a specified period but such period may not end later than the beginning of the fifth annual general meeting next following the date of the meeting at which such resolution is passed;

33.11.2	the entitlement of each ordinary shareholder to new ordinary shares shall be such that the value thereof shall be as nearly as possible equal to (but not in excess of) the cash amount (disregarding any associated tax credit) that such shareholder would have received by way of dividend and for this purpose the value shall be calculated by reference to the average of the middle market quotations for the ordinary shares on the Recognised Investment Exchange showing quotations for the Company’s ordinary shares, for the day on which the ordinary shares are first quoted “ex” the relevant dividend and on the four (4) subsequent dealing days or in such other manner as may be determined by or in accordance with the ordinary resolution;

33.11.3	the basis of allotment shall be such that no member may receive a fraction of a share;

33.11.4	the Directors after determining the basis of allotment shall notify the holders of ordinary shares in writing of the right of election offered to them and shall send forms of election with or following such notification and specify the procedure to be followed and the place at which and the latest time by which duly completed forms of election must be lodged in order to be effective;

33.11.5	the Board may make in relation to uncertificated shares such other arrangements as it may in its absolute discretion think fit subject always to the facilities or requirements of the Relevant System);

33.11.6	the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on ordinary shares in respect whereof the election has been duly made (the Elected Ordinary Shares) and instead thereof additional ordinary shares shall be allotted to the holders of the Elected Ordinary Shares on the basis of allotment determined as aforesaid and for such purpose the Directors shall capitalise out of such of the sums standing to the credit of reserves (including any share premium account or capital redemption reserve) or any of the profits which could otherwise have been applied in paying dividends in cash as the Directors may determine a sum equal to the aggregate nominal amount of the additional ordinary shares to be allotted on such basis and apply the same in paying up in full the appropriate number of ordinary shares for allotment and distribution to and amongst the holders of the Elected Ordinary Shares on such basis. A resolution of the Directors capitalising any part of such reserves or profits shall have the same effect as if such capitalisation had been declared by ordinary resolution of the Company in accordance with article 34.1 and in relation to any such capitalisation the Directors may exercise all the powers conferred on them by article 34.1 without the need of such ordinary resolution;

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33.11.7	unless the Board otherwise determines (and subject always to the Regulations and the requirements of the Relevant System concerned) the additional ordinary shares so allotted shall be issued as certificated shares (where the ordinary shares in respect of which they have been allotted were certificated shares at the Scrip Record Time (as defined below)) or as uncertificated shares (where the ordinary shares in respect of which they have been allotted were uncertificated shares at the Scrip Record Time) provided that if the Company is unable under the facilities and requirements of the Relevant System to issue ordinary shares in respect of the person entitled thereto as uncertificated shares able to be evidenced and transferred without a written instrument such shares shall be issued as certificated shares. For these purposes the Scrip Record Time means such time on the record date for determining the entitlements of members to make elections as described in this article 33.11 or on such other date as the Board may in its absolute discretion determine;

33.11.8	no fraction of a share shall be allotted. The Board may make such provision as it thinks fit for any fractional entitlements including provision whereby in whole or in part the benefit thereof accrues to the Company and/or under which fractional entitlements are accrued and/or retained and in each case accumulated on behalf of any holder and such accruals or retentions are applied to the allotment of fully paid shares to such holder and/or provision whereby cash payments may be made to holders in respect of their fractional entitlements. Shares representing fractional entitlements to which any member would but for this article 33 become entitled may be issued as certificated shares or uncertificated shares;

33.11.9	the additional ordinary shares so allotted shall rank pari passu in all respects with the fully paid ordinary shares of the Company in issue on the record date for the dividend in respect of which the right of election has been offered except that they will not rank for any dividend or other distribution or other entitlement which has been declared paid or made by reference to such record date;

33.11.10	the Directors may apply such exclusions or other arrangements as they may deem necessary or expedient to deal with legal or practical problems (including without limitation the requirements of any regulatory body or stock exchange) in respect of overseas shareholders; and

33.11.11	the Directors may terminate suspend or amend any offer of the right to elect to receive new ordinary shares in lieu of any cash dividend at any time.

34	CAPITALISATION OF PROFITS AND RESERVES

The Directors may with the authority of an ordinary resolution of the Company in general meeting:

34.1	subject as hereinafter provided resolve to capitalise any undivided profits of the Company (whether or not the same are available for distribution and including profits standing to any reserve) or any sum standing to the credit of the Company’s share premium account or capital redemption reserve;

34.2	appropriate the profits or sum resolved to be capitalised to the members who would have been entitled to it if it were distributed by way of dividend and in the same proportion and apply such profits or sum on their behalf either in or towards paying up the amounts if any for the time being unpaid on any shares held by them respectively or in paying up in full shares or debentures of the Company of a nominal amount equal to such profits or sum and allot and distribute such shares or debentures credited as fully paid-up to and amongst such members or as they may direct in those proportions or partly in one way and partly in the other provided that:

34.2.1	the share premium account and the capital redemption reserve and any such profits which are not available for distribution may for the purposes of this article 34 only be applied in the paying up of shares to be issued to members credited as fully paid; and

34.2.2	in the case where any sum is applied in paying amounts for the time being unpaid on any shares of the Company or in paying up in full debentures of the Company the amount of the net assets of the Company at that time is not less than the aggregate of the called up share capital of the Company and its undistributable reserves as shown in the latest audited accounts of the Company or such other accounts as may be relevant and would not be reduced below that aggregate by the payment thereof;

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34.3	resolve that any shares allotted under this article 34 to any member in respect of a holding by him of any partly paid shares shall so long as such shares remain partly paid rank for dividends only to the extent that such partly paid shares rank for dividend;

34.4	make such provisions by the issue of fractional certificates or by payment in cash or otherwise as the Directors think fit for the case of shares or debentures becoming distributable under this article 34 in fractions (including the sale of fractional entitlements for the benefit of the Company);

34.5	authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively credited as fully paid-up of any shares or debentures to which they may be entitled upon such capitalisation (any agreement made under such authority being thereupon effective and binding on all such members); and

34.6	generally do all acts and things required to give effect to such resolution as aforesaid.

35	RECORD DATES

Notwithstanding any other provision of these Articles but subject to the Statutes and rights attached to shares the Company or the Board may fix any date as the record date for any dividend distribution allotment or issue and such record date may be on or at any time before any date on which such dividend distribution allotment or issue last paid or made and on or at any time before or after any date on which such dividend distribution allotment or issue is declared.

36	ACCOUNTS

36.1	Inspection of accounting records and Register

36.1.1	The Directors shall ensure that accounting records are kept in accordance with the Statutes.

36.1.2	The accounting records shall be kept at the Office or subject to the provisions of the Statutes at such other place as the Directors think fit and shall be available during normal business hours for the inspection by the Directors and other officers of the Company.

36.1.3	The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounting records of the Company or any of them shall be open to the inspection of the members and no member shall have any right of inspecting any accounting record or other document of the Company except as conferred by the Statutes or authorised by the Directors or by the Company in general meeting. The Register shall be open for inspection by any member or other person entitled to inspect the same and any person other than a member inspecting the same shall pay such fee as is laid down by the Statutes.

36.2	Copy of Reports and Accounts to be sent to members

36.2.1	Subject as hereinafter provided a printed copy of every profit and loss account and balance sheet including all documents required by law to be annexed to the balance sheet which is to be laid before the Company in general meeting together with copies of the Directors’ and of the Auditors’ reports shall (in accordance with and subject as provided by the Statutes) not less than twenty one (21) clear days before the date of the meeting be sent (which includes using electronic communications to send copies of the documents to such an address given by the member to the Company) to every member (whether he is or is not entitled to receive notices of general meetings of the Company) and every holder of debentures of the Company (whether he is or is not so entitled) and the Auditors and all other persons being persons so entitled. The requisite number of copies of these documents shall (if necessary) at the same time be forwarded to the appropriate department of the Recognised Investment Exchange. The requirements of this article 36 shall be deemed to be satisfied in relation to members and holders of debentures by sending to each member and holder of debentures where permitted by and in accordance with the Statutes and instead of the said copies a summary financial statement derived from the Company’s annual accounts and the Directors’ report and prepared in the form and containing the information prescribed by the Statutes and any regulations made thereunder. This article 36 shall not require copies of such documents to be sent to any person of whose address the Company is not aware nor to more than one of the joint holders of any shares or debentures.

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36.2.2	For the purposes of these Articles copies of those documents shall be treated as being sent to a member where the Company and the member have agreed to the member having access to those documents on a web site and the member has been notified not less than twenty one (21) clear days before the date of the meeting that the documents have been published on a website the address of the website and the location on the website of those documents and how they may be accessed.

37	SEALS AND AUTHENTICATION OF DOCUMENTS

37.1	Common Seal

The Directors may provide a common seal for the Company and shall have power from time to time to destroy the same and to substitute a new Seal in lieu of it.

37.2	Official Seal

The Directors may exercise the powers conferred on the Company by section 50 of the Act with regard to having an official seal solely for sealing documents creating or evidencing securities issued by the Company. Any such documents to which such official seal is affixed need not be signed by any person.

37.3	Official Seal for use abroad

The Company may exercise the powers conferred by section 49 of the Act with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

37.4	Safe custody of seals

37.4.1	The Directors shall provide for the safe custody of every seal of the Company. The Seal shall never be affixed to any document except by the authority of a resolution of the Directors which authority may be of a general nature and need not apply only to specific documents or transactions. Subject as in this article 37.4 provided two Directors or a Director and the secretary or some other person authorised by a resolution of the Directors shall sign autographically every instrument to which the Seal shall be affixed and in favour of any purchaser or person bona fide dealing with the Company such signatures shall be conclusive evidence of the fact that the Seal has been duly affixed. Any certificate for shares stock or debenture or loan stock (except where the trust deed or other instrument constituting any debenture or loan stock provides to the contrary) or representing any other form of security of the Company to which an official seal of the Company is or is required to be affixed need not be signed by any person.

37.4.2	Without prejudice to the provisions of article 37.4.1 any document expressed to be made as and with the intention of creating a deed may be executed by or on behalf of the Company in any manner prescribed by the Statutes provided always that any such document shall not be executed except with the prior authority of a resolution of the Directors.

37.5	Authentication of documents

Any Director or the secretary or any person appointed by the Board for the purpose may authenticate any document affecting the constitution of the Company and any resolution passed by the Company or the Board or a committee of the Board and any books records documents and accounts relating to the business of the Company and may certify copies thereof or extracts therefrom as true copies or extracts and if any books records documents or accounts are elsewhere than at the Office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person so appointed by the Board. A document purporting to be a copy of a resolution or a copy of or an extract from the minutes of a meeting of the Company or of the Board or a committee of the Board which is so certified shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or as the case may be that such minutes or copy or extract is a true and accurate record of proceedings at a duly constituted meeting.

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38	NOTICES

38.1	Service of notice on members

A notice or other document may be given or served by the Company upon any member either personally or by sending it through the post in a prepaid letter or in the case of service to an address outside the United Kingdom by prepaid air mail addressed to such member at his registered address or at any other address in any country which the member shall have in writing given to the Company as his address for service or by using electronic communications to an address which the member shall have given to the Company for that purpose or (where a member has consented or is deemed to have consented under the Act) by making it available on a website. In this article 38 an address in relation to electronic communications includes any number or address used for the purpose of such communication.

38.2	Notice binding on transferees etc

A person who becomes entitled to a share by transmission transfer or otherwise is bound by a notice in respect of that share (other than a notice served by the Company under section 793 of the Act) which before his name is entered in the Register has been properly served on a person from whom he derives his title.

38.3	When registered address not in the United Kingdom

Any member whose registered address shall not be in the United Kingdom and who shall not have given to the Company an address within the United Kingdom at which notices may be given to him or an address to which notices may be sent using electronic communications shall not be entitled to receive any notices whatsoever but the Directors may if they think proper serve any notice upon such member in the manner above mentioned.

38.4	Evidence of service

38.4.1	A notice or other document addressed to a member at his registered address for service in the United Kingdom shall if served by post be deemed to have been served at the latest within 24 hours if prepaid as first class and within 48 hours if prepaid as second class after the same shall have been posted and in proving such service it shall be sufficient to prove that the cover containing the same was properly addressed and put into a post office.

38.4.2	A notice or other document contained in an electronic communication shall be deemed to have been served at the expiration of 48 hours after the time it was sent.

38.4.3	Proof that a notice contained in an electronic communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that notice was given.

38.5	Notice to joint holders

All notices or other documents directed to be given to the members shall with respect to any share to which persons are jointly entitled be given to whichever of such persons is named first in the Register in respect of the joint holding. Any notice or document so given shall be sufficiently given to all the holders of such share.

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38.6	Notice in case of death or bankruptcy

A person entitled to a share in consequence of the death or bankruptcy of a member shall (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share and upon supplying also an address within the United Kingdom for the service of notices or an address to which notices may be sent using electronic communications) be entitled to have served upon or delivered to him at such address any notice or document to which the member but for his death or bankruptcy would be entitled. Such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the registered address of any member or sent to any number or address used for the purpose of electronic communications in pursuance of these Articles shall notwithstanding that such member be then dead or bankrupt and whether or not the Company has notice of his death or bankruptcy be deemed to have been duly served or delivered in respect of any share registered in the name of such member as sole or joint holder.

38.7	Signature on notices

The signature to any notice or document to be given by the Company may be written or printed.

38.8	Notice by advertisement

If at any time by reason of suspension or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a general meeting by notices sent through the post a general meeting may be convened by a notice advertised on the same date in at least one national United Kingdom daily newspaper and such notice shall be deemed to have been duly served on all members and other persons entitled to it at 12 noon on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least seven (7) days prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

39	UNTRACED SHAREHOLDERS

39.1	The Company shall be entitled to sell at the best price reasonably obtainable any shares of a member or any shares to which a person is entitled by transmission (including without limitation and in any such case any shares issued during the twelve (12) year period referred to below by reference to any such shares) if and provided only that:

39.1.1	for a period of twelve (12) years no cheque warrant or money order sent by the Company through the post in a pre-paid letter addressed to the member or to any person entitled by transmission to the shares at his address on the Register or other last known address given by the member or any person entitled by transmission to the Company to which cheques warrants and money orders are to be sent has been cashed and no communication has been received by the Company from the member or the person entitled by transmission provided that in any such period of twelve (12) years the Company has paid at least three dividends (whether interim final special or otherwise) in respect of the shares in question and no such dividend has been claimed;

39.1.2	the Company has at the expiration of the said period of twelve (12) years by advertisement in one national United Kingdom daily newspaper and in a newspaper circulating in the area in which the address referred to in article 39.1.1 is located given notice of its intention to sell such shares;

39.1.3	the Company has not during the further period of three (3) months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the member or person entitled by transmission; and

39.1.4	the Company has first given notice in writing to the Recognised Investment Exchange of its intention to sell such shares.

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39.2	To give effect to any sale made pursuant to article 39.1 the Company may in the case of certificated shares nominate any person to execute as transferor an instrument of transfer of such shares or in the case of uncertificated shares nominate any person to transfer such shares and in either case such transfer shall be as effective as if it had been effected by the registered holder of or person entitled by transmission to such shares. The Company shall account to the member or other person entitled to such shares for the net proceeds of such sale by placing all moneys in respect thereof in a separate account which shall be a permanent debt of the Company (provided always that the Company shall not be liable to earn any interest thereon nor to account for any interest thereon) and the Company shall be deemed to be a debtor (and not a trustee) in respect thereof for such member or other person. Moneys placed in such separate account may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company (if any)) as the Directors may from time to time think fit.

39.3	The Company shall be entitled to cease sending dividend warrants cheques or money orders by post or transfers through a bank to any member if such warrants cheques or money orders have been returned undelivered or left uncashed or the transfer is not accepted on two consecutive occasions.

40	AUDITORS

40.1	Appointment of Auditors

The provisions of the Statutes as to the appointment powers rights remuneration and duties of the Auditors shall be complied with.

40.2	Acts of Auditors valid

Subject to the provisions of the Statutes all acts done by any person acting as an Auditor shall as regards all persons dealing in good faith with the Company be valid notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment.

40.3	Notices to Auditors

The Auditors shall be entitled to attend any general meeting to receive all notices of and other communications relating to any general meeting which any member is entitled to receive and to be heard at any general meeting on any part of the business of the meeting which concerns them as auditors of the Company.

41	MISCELLANEOUS

41.1	Division of assets in specie

The liquidator on any winding-up of the Company (whether voluntary or under supervision or compulsory) may with the authority of a special resolution and after deduction of any provision made under section 187 of the Insolvency Act 1986 and section 247 of the Act divide among the members in kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds and for such purpose may set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between members or classes of members. If any such division shall be otherwise than in accordance with the existing rights of the members every member shall have the same right of dissent and other ancillary rights as if such resolution were a special resolution passed in accordance with section 110 of the Insolvency Act 1986.

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41.2	Indemnity against claims in result of shares

41.2.1	Whenever any law for the time being of any country state or place imposes or purports to impose any immediate or future or possible liability on the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any shares held either jointly or solely by any member or in respect of any dividends or other monies due or payable or accruing due or which may become due or payable to such member by the Company or in respect of any such shares or for or on account or in respect of any member in consequence of:

41.2.1.1	the death of such member;

41.2.1.2	the non-payment of any income tax or other tax by such member in respect of any shares in the Company or dividend or other payment in respect of such shares; or

41.2.1.3	the non-payment of any estate probate succession death stamp or other tax or duty by the executor or administrator of such member or by or out of his estate; the Company in every such case:

41.2.1.4	shall be fully indemnified by such member or his executor or administrator from all liability arising by virtue of such law; and

41.2.1.5	may recover as a debt due from such member or his executor or administrator (wherever constituted or residing) any monies paid by the Company under or in consequence of any such law together with interest thereon at the rate of 15% per annum thereon from the date of payment to the date of repayment.

41.2.2	Nothing contained in this Article shall prejudice or affect any right or remedy which any law may confer or purport to confer on the Company and as between the Company and every such member as aforesaid his executor administrator and estate wherever constituted or situated any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

41.3	Indemnity

41.3.1	Subject to article 41.3.2 but without prejudice to any indemnity to which a relevant officer is otherwise entitled:

41.3.1.1	each relevant officer shall be indemnified out of the Company’s assets against all costs charges losses expenses and liabilities incurred by him as a relevant officer:

41.3.1.1.1	in the actual or purported execution and/or discharge of his duties or in relation to them; and

41.3.1.1.2	in relation to the activities of the Company (or any associated company) as trustee of an occupational pension scheme (as defined in section 235(6) of the Act) including (in each case) any liability incurred by him in defending any civil or criminal proceedings in which judgment is given in his favour or in which he is acquitted or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part or in connection with any application in which the court grants him in his capacity as a relevant officer relief from liability for negligence default breach of duty or breach of trust in relation to the affairs of the Company (or any associated company); and

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41.3.1.2	the Company may provide any relevant officer with funds to meet expenditure incurred or to be incurred by him in connection with any proceedings or application referred to in article 41.3.1.1 and otherwise may take any action to enable any such relevant officer to avoid incurring such expenditure.

41.3.2	This article 41.3 does not authorise any indemnity which would be prohibited or rendered void by any provision of the Act or by any other provision of law.

41.3.3	In this article 41.3 and in article 41.4:

41.3.3.1	companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate; and

41.3.3.2	a relevant officer means any director or other officer or former director or other officer of the Company or any associated company (including any company which is a trustee of an occupational pension scheme (as defined by section 235(6) of the Act) but excluding in each case any person engaged by the Company (or any associated company) as auditor (whether or not he is also a director or other officer) to the extent he acts in his capacity as auditor).

41.4	Insurance

The Directors may decide to purchase and maintain insurance at the expense of the Company for the benefit of any relevant officer in respect of any loss or liability which has been or may be incurred by that relevant officer in connection with his duties or powers in relation to the Company any associated company or any pension fund or employees’ share scheme of the Company or associated company.

41.5	Electronic communications

41.5.1	Documents sent in electronic form by the Company

Subject to any requirement of the Statutes and provided that the Company has complied with all applicable regulatory requirements the Company may send any documents or notices to its members in electronic form and such documents or notices will be validly sent provided that:

41.5.1.1	the member has agreed either generally or in respect of a specific matter (or in the case of a company is deemed to have agreed by a provision in the Act that documents or notices can be sent in electronic form);

41.5.1.2	the documents are documents to which the agreement applies; and

41.5.1.3	copies of the documents are sent in electronic form to the address notified by the member to the Company for that purpose.

41.5.2	Documents communicated by website

41.5.2.1	Subject to any requirement of the Statutes and provided that the Company has complied with all applicable regulatory requirements the Company may send any documents or notices to its members by means of a website and any such documents or notices will be validly sent provided that:

41.5.2.1.1	the member has expressly agreed (generally or specifically) that documents or notices may be sent by means of a website to him or he has been asked (individually) to agree that documents and notices can be sent by means of a website and the Company has received no response to that request within twenty eight (28) days from the date on which the request was sent;

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41.5.2.1.2	the documents are documents to which the agreement applies; and

41.5.2.1.3	the member is notified of the presence of the documents on the website the address of the website the place on the website where the documents may be accessed and how they may be accessed.

41.5.2.2	Documents must be available on the website for a period of not less than twenty eight (28) days from the date of notification unless the Statutes make provision for any other time period.

41.5.2.3	If the documents are published on the website for a part only of the period of time referred to in article 41.5.2.2 they will be treated as being published throughout the period if the failure to publish throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

41.6	Joint Holders

In the case of joint holders of a share all notices shall be given to the joint holder whose name stands first in the register of members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders. A member whose registered address is not within the United Kingdom shall not be entitled to receive any notice from the Company unless he gives to the Company an address (not being an address for the purposes of electronic communications) within the United Kingdom at which notices may be given to him. Where the Statutes or these Articles require agreement of a member to electronic means of communication or website communication the holder who is named first in the Register may give agreement on behalf of both joint holders.

41.7	Disclosure of interests

41.7.1	For the purposes of this Article, unless the context otherwise requires:

41.7.1.1	“disclosure notice” means a notice issued by or on behalf of the Company requiring disclosure of interests in shares pursuant to section 793 of the Act;

41.7.1.2	“specified shares” means all or, as the case may be, some of the shares specified in a disclosure notice,

41.7.1.3	“restrictions” means one or more, as the case maybe, of the restrictions referred to in Article 41.7.3;

41.7.1.4	“restriction notice” means a notice issued by or on behalf of the Company stating, or substantially to the effect, that (until such time as the Board determines otherwise pursuant to Article 41.7.4) the specified shares referred to therein shall be subject to one or more of the restrictions stated therein;

41.7.1.5	“restricted shares” means all or, as the ease may be, some of the specified shares referred to in a restriction notice;

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41.7.1.6	a person other than the member holding a share shall be treated as appearing to be interested in that share if:

41.7.1.6.1	the member has informed the Company, whether under any statutory provision relating to disclosure of interests or otherwise, that the person is, or may be, or has been at any time during the three years immediately preceding the date upon which the disclosure notice is issued, so interested; or

41.7.1.6.2	the Board (after taking account of any information obtained from the member or, pursuant to a disclosure notice, from any other person) knows or has reasonable cause to believe that the person is, or may be, or has been at any time during the three years immediately preceding the date upon which the disclosure notice is issued, so interested; or

41.7.1.6.3	in response to a disclosure notice, the member or any other person appearing to be so interested has failed to establish the identities of all those who are so interested and (after taking into account the response and any other relevant information) the Board has reasonable cause to believe that such person is or may be so interested;

41.7.1.7	“connected” shall have the meaning given to it in section 839 of the Income and Corporation Taxes Act 1988;

41.7.1.8	“interested” shall be construed as it is for the purpose of section 793 of the Act;

41.7.1.9	“recognised investment exchange” shall have the same meaning as in the Financial Services and Markets Act 2000; and

41.7.1.10	for the purposes of Articles 41.7.2.2 and 41.7.4 the Company shall not be treated as having received the Information required by the disclosure notice in accordance with the terms of such disclosure notice in circumstances where the Board knows or has reasonable cause to believe that the information provided is false or materially incorrect.

41.7.2	Notwithstanding anything in these Articles to the contrary, if:

41.7.2.1	a disclosure notice has been served on a member or any other person appearing to be interested in the specified shares; and

41.7.2.2	the Company has not received (in accordance with the terms of such disclosure notice) the information required therein in respect of any of the specified shares within 14 days after the service of such disclosure notice;

then the Board may (subject to Article 41.7.7) determine that the member holding the specified shares shall, upon the issue of a restriction notice referring to those specified shares in respect of which information has not been received, be subject to the restrictions referred to in such restriction notice, and upon the issue of such restriction notice such member shall be so subject As soon as practicable after the issue of a restriction notice the Company shall serve a copy of the notice on the member holding the specified shares.

41.7.3	The restrictions which the Board may determine shall apply to restricted shares pursuant to this Article shall be one or more, as determined by the Board, of the following:

41.7.3.1	that the member holding the restricted shares shall not be entitled, in respect of the restricted shares, to attend or be counted in the quorum or vote either personally or by proxy at any general meeting or at any separate meeting of the holders of any class of shares or upon any poll or to exercise any other right or privilege in relation to any general meeting or any meeting of the holders of any class of shares;

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41.7.3.2	that no transfer of the restricted shares shall be effective or shall be registered by the Company, provided that where the restricted shares are held in uncertificated form registration of a transfer may only be refused if permitted by the Regulations;

41.7.3.3	that no dividend (or other moneys payable) shall be paid in respect of the restricted shares and that, in circumstances where an offer of the right to elect to receive shares instead of cash in respect of any dividend is or has been made, any election made thereunder in respect of such specified shares shall not be effective.

41.7.4	The Board may determine that one or more of the restrictions imposed on restricted shares shall cease to apply at any time If the Company receives in accordance with the terms of the relevant disclosure notice the information required therein in respect of the restricted shares, all restrictions imposed on the restricted shares shall cease to apply seven days after receipt of the information In addition, in the event that the Company receives notice of a transfer in respect of all or any restricted shares, which would otherwise be given effect to, pursuant to a sale:

41.7.4.1	on a recognised investment exchange; or

41.7.4.2	on any stock exchange outside the United Kingdom on which the Company s shares are normally dealt; or

41.7.4.3	on the acceptance of a takeover offer (as defined in section 974 of the Act) for the shares of the class of which such restricted shares form part,

to a party not connected with the member holding such restricted shares or with any other person appearing to be interested in such restricted shares, then all the restrictions imposed on such restricted shares shall cease to apply with effect from the date on which any such notice as aforesaid is received by the Company provided always that if, within ten days after such receipt, the Board decides that it has reasonable cause to believe that the change in the registered holder of such restricted shares would not be as a result of an arm’s length sale resulting in a material change in the beneficial interests in such restricted shares, the restrictions imposed on the restricted shares shall continue to apply.

41.7.5	Where the Board makes a decision pursuant to the proviso to Article 41.7.4, the Company shall notify the purported transferee of such decision as soon as practicable and any person may make representations in writing to the Board concerning any such decision The Company shall not be liable to any person as a result of having imposed restrictions or deciding that such restrictions shall continue to apply if the Board acted in good faith.

41.7.6	Where dividends or other moneys are not paid as a result of restrictions having been imposed on restricted shares, such dividends or other moneys shall accrue and, upon the relevant restriction ceasing to apply, shall be payable (without interest) to the person who would have been entitled had the restriction not been imposed.

41.7.7	Where the aggregate number of shares of the same class as the specified shares in which any person appearing to be interested in the restricted shares (together with persons connected with him) appears to be interested represents less than 0 25 per cent (in nominal value) of the shares of that class in issue (excluding any shares of that class held as treasury shares) at the time of service of the disclosure notice in respect of such specified shares, only the restriction referred to in Article 41.7.3.1 may be determined by the Board to apply.

41.7.8	Shares issued in right of restricted shares shall on issue become subject to the same restrictions whilst held by that member as the restricted shares in right of which they are issued For this purpose, shares which are allotted or offered or for which applications are invited (whether by the Company or otherwise) pro rata (or pro rata ignoring fractional entitlements and shares not allocated to certain members by reason of legal or practical problems associated with offering shares outside the United Kingdom) shall be treated as shares issued in right of restricted shares.

41.7.9	The Board shall at all times have the right, at its discretion, to suspend, in whole or in part, any restriction notice given pursuant to this Article either permanently or for any given period and to pay to a trustee any dividend payable in respect of any restricted shares or in respect of any shares issued in right of restricted shares Notice of any suspension, specifying the sanctions suspended and the period of suspension, shall be given to the relevant holder in writing within seven days after any decision to implement such a suspension.

41.7.10	The limitations on the powers of the Board to impose and retain restrictions under this Article are without prejudice to the Company’s power to apply to the court pursuant to the Act to apply these or any other restrictions and/or conditions.

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